Exhibit 10.29

COLEMAN HIGHLINE

OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between CAP Phase 1, LLC, a Delaware limited liability company ("Landlord"), and 8X8, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	January 23, 2018
2. Premises (Article 1).
2.1 Building:	That certain five (5) story building located at 1143 Coleman Avenue, San Jose, California, consisting of 162,557 rentable square feet of space ("RSF"), commonly known as Building One.
2.2 Premises:	The entirety of the 162,557 RSF of the Building, as further set forth in Exhibit A-2 to this Lease.
3. Lease Term (Article 2).
3.1 Length of Term:	One hundred thirty-two (132) full calendar months.
3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) January 1, 2019, subject to Lease Commencement Date Delay, as defined in Section 5 of the Tenant Work Letter attached hereto as Exhibit B. In addition, Tenant shall have certain rights to occupy the Premises prior to the Lease Commencement Date for the construction of the Tenant Improvements, phased move- in and limited business operations, subject to, and in accordance with Section 2.2.1 of this Lease.

3.3 Lease Expiration Date:	The last day of the one hundred thirty-second (132nd) full calendar month of the Lease Term, subject to the option to renew set forth in Section 2.2 of this Lease.
4. Base Rent (Article 3):

Period During	Annual	Monthly Installment	Monthly Base
Lease Term	Base Rent	of Base Rent	Rent per RSF
Months 1 - 12*	$6,144,654.60	$512,054.55	$3.15
Months 13 - 24*	$6,328,994.28	$527,416.19	$3.24
Months 25 - 36	$6,518,864.16	$543,238.68	$3.34
Months 37 - 48	$6,714,430.08	$559,535.84	$3.44
Months 49 - 60	$6,915,863.04	$576,321.92	$3.55
Months 61 - 72	$7,123,338.96	$593,611.58	$3.65
Months 73 - 84	$7,337,039.16	$611,419.93	$3.76
Months 85 - 96	$7,557,150.36	$629,762.53	$3.87
Months 97 - 108	$7,783,864.92	$648,655.41	$3.99
Months 109 - 120	$8,017,380.84	$668,115.07	$4.11
Months 121 - 132	$8,257,902.24	$688,158.52	$4.23

*Subject to the Base Rent Abatement set forth in Section 3.2 of this Lease below.

5. Tenant's Share (Article 4):	Approximately 100%.
6. Permitted Use (Article 5):

General office, research and development, laboratory, manufacturing, shipping and receiving uses, and ancillary uses thereto, all of which uses shall comply with (i) all "Applicable Laws," as that term is set forth in Article 24 of this Lease, including "Environmental Laws" and "Environmental Permits" (each as defined in Exhibit G), (ii) all applicable zoning and building codes and (iii) the first-class nature of the Project.

7. Letter of Credit (Article 21):	$8,100,000.00, subject to reduction as set forth in Article 21 below.
8. Parking Pass Ratio (Article 28):

Up to 520 unreserved parking passes, commencing on the Lease Commencement Date, as elected by Tenant in writing at any time during the Lease Term. Tenant's electrical vehicle parking rights and certain rights to additional parking are set forth in Article 28 below

9. Address of Tenant (Section 29.18):

8x8, Inc.
2125 O'Nel Drive
San Jose, California 95131 Attention: Chief Financial Officer
(Prior to Lease Commencement Date)

and

8x8, Inc.

1143 Coleman Avenue, Building 1
San Jose, California 95110
Attention: Chief Financial Officer
(After Lease Commencement Date)

At all times, with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
725 South Figueroa Street, Suite 2800
Los Angeles, California 90017-5406
Attention: James M. Rishwain, Jr.

10. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
11. Brokers(s) (Section 29.24):	CBRE, Inc.
13. Tenant Improvement Allowance (Exhibit B):

$15,776,100.00 [i.e., $13,817,300 in allowance, plus $2,438,400 in restricted funds, less $479,000 for the Landlord work on the lobby of the Building], subject to the allocation restrictions described in the Tenant Work Letter.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1   Premises, Building, Project and Common Areas.

1.1.1   The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A-2 attached hereto. Landlord and Tenant hereby acknowledge and agree that the RSF of the Premises is stipulated as set forth in Section 2.2 of the Summary, and that such RSF shall not be subject to remeasurement or modification. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A- 2 is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"). Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.

1.1.1.1   Landlord's Warranty. Notwithstanding anything set forth in this Lease to the contrary, upon the Lease Commencement Date, the Base Building, as that term is defined in Section 8.2 of this Lease, shall be in good working condition and repair, and Landlord hereby covenants that the Base Building shall be in good working condition pursuant to the terms and conditions of this Section 1.1.1. Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense, as that term is defined in Section 4.2.4), repair or replace any failed or inoperable portion of such Base Building ("Landlord's Warranty"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, "Tenant Damage") of Tenant, its subtenants and/or assignees, if any, or any company which it acquired, sold or merged with Tenant, or any Tenant Parties, as that term is defined in Section 10.1, below, or by any modifications, Alterations, as that term is defined in Section 8.1 below, or improvements (including the Tenant Improvements) constructed by or on behalf of Tenant. Landlord's Warranty shall not be deemed to require Landlord to replace any portion of any Base Building, as opposed to repair such portion of such Base Building, unless prudent commercial property management practices dictate replacement rather than repair of the item in question. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. If it is determined that the Base Building (or any portion thereof) was not in good working condition and repair as of the Lease Commencement Date, Landlord shall not be in default under this Lease, but Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion. The obligation of Landlord under this Section 1.1.1.1 and Landlord's Warranty shall be in place for a period of twelve (12) months following the Lease Commencement Date and shall relate to any matter that is in existence during such twelve month period.

1.1.2   The Building and The Project. The Premises is the principal component of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of a mixed-use project known as "Coleman Highline." The term "Project," as used in this Lease, shall mean (i) the Building, (ii) the Common Areas, (iii) the building within the Project known as Building Two depicted on the site plan attached hereto as Exhibit A-1 and located at 1155 Coleman Avenue ("Building 2"), which together with the Building, constitute "Phase 1" of the Project, (iv) once constructed, up to six (6) other office buildings (commonly known as Buildings Three through Eight), up to two (2) hotels, up to five (5) amenities structures, and up to two (2) retail buildings, all as depicted on the site plan attached hereto as Exhibit A-1, (v) the land (which is improved with landscaping, parking facilities, outdoor amenities areas and other improvements) upon which the Building and the adjacent buildings are located, and (v) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project; provided that any such additions to the Project will not materially and adversely affect Tenant's use of, access to, the Premises and Building or Tenant's Parking Areas, or materially increase Tenant's monetary obligations under this Lease.

1.1.3   Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the reasonable rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by Applicable Law or the Underlying Documents (as that term is defined in Section 4.2.4 below), or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises and

Tenant's Parking Areas (as that term is defined in Article 28 below) twenty- four (24) hours per day, seven (7) days per week, every day of the year during the Lease Term.

1.1.4   Amenities Building. The Project shall include construction of an amenities building ("Amenities Building") located at 1149 Coleman Avenue, Santa Clara, California, the location of which Amenities Building is shown on Exhibit A-1 attached hereto. Landlord shall operate the Amenities Building for use by the tenants and occupants of the Building and Buildings Two through Four in the Project, such use may include all or any of the following uses: a fitness center or health club (the "Fitness Center"), conference facilities, cafeteria, or any other use consistent with the practices of landlords of Comparable Buildings. The Amenities Building shall, at all times, include a Fitness Center that is accessible and operational no less than six (6) days a week, subject to temporary closures for repairs and maintenance, and closures due to an event of casualty, Force Majeure, or emergency, and subject to Tenant's compliance with Landlord's access rules and procedures. Tenant acknowledges and agrees that the Fitness Center need not be fully staffed at all times. Tenant shall have the non-exclusive right during the Lease Term to use the Amenities Building for the uses made available by Landlord. Landlord reserves the right to control the manner in which the Amenities Building is maintained and operated, and to make alterations or additions to, or to relocate (but not entirely eliminate) the Amenities Building; provided that Landlord shall continue to operate and maintain the Amenities Building consistent with the practices of landlords of Comparable Buildings. Tenant shall comply with such reasonable rules, regulations and requirements relating to the Amenities Building as Landlord may from time to time promulgate (including the requirement, if applicable, that Tenant's employees using the any services provided at the Amenities Building execute Landlord's standard waiver form). Tenant acknowledges and agrees that Landlord shall have the right to include in Operating Expenses costs incurred in connection with the Amenities Building, but otherwise, Tenant's employees shall not be charged for use of the Amenities Building.

1.2   Right of First Offer. Landlord hereby grants to the original Tenant set forth in this Lease (the "Original Tenant") and any Permitted Transferee Assignee, a one-time right of first offer (the "Right of First Offer") with respect to "Available" office space in the Project and consisting of up to the entirety of one (1) full floor (the "First Offer Space"), on the terms and conditions set forth in this Section 1.3. The First Offer Space shall be located Building 2, unless First Offer Space in Building 2 is not Available at the time of Tenant's delivery of a "Request Notice", then Landlord shall designate the location of the First Offer Space within another office building in the Project, which other space shall be Available space with the earliest occurring anticipated date of delivery to Tenant. For purposes hereof, First Offer Space shall be "Available" if it is (i) unleased as of the date of Landlord's receipt of a "Request Notice", as that term is defined below, (ii) not then subject to any Superior Rights, (iii) not then the subject, in whole or in part, of a lease proposal, letter of intent, term sheet, lease document delivered or received by Landlord within the ninety (90) day period immediately preceding Landlord's receipt of the Request Notice, and (iv) not then the subject, in whole or in part, of leasing negotiations (either orally or in writing) within the ninety (90) day period immediately preceding Landlord's receipt of the Request Notice. Subject to the terms and conditions of Section 1.2.7 below, such Right of First Offer shall be subordinate to any leases entered into by Landlord for the First Offer Space prior to Landlord's receipt of a Request Notice, and subordinate to any lease (even if entered into by Landlord after receipt of a Request Notice) which lease pertains to four (4) full floors or more of a particular building in the Project, including any expansion or must-take space (collectively, the "Superior Leases") (including renewals and expansions of any such leases, irrespective of whether any such renewal are currently set forth in such leases or are subsequently granted or agreed upon, and regardless of whether such renewals are consummated pursuant to a lease amendment or a new lease). Such Right of First Offer shall be subordinate to all expansion rights set forth in such Superior Leases, which rights relate to the First Offer Space, including, without limitation, any expansion, first offer, first refusal, first negotiation and other rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to a lease amendment or a new lease (the "Superior Rights"). Notwithstanding any contrary provision in the lease of any Superior Right Holder, such rights of any Superior Right Holder shall continue to be Superior Rights in the event that such Superior Right Holder's lease is renewed or otherwise modified (and irrespective of whether any such renewal is currently set forth in such lease or is subsequently granted or agreed upon, and regardless of whether such renewal is consummated pursuant to a lease amendment or a new lease). All such tenants of Superior Leases, are collectively referred to as the "Superior Right Holders".

1.2.1   Procedure for Offer. Subject to the terms of this Section 1.2, Tenant may deliver written notice to Landlord (the "Request Notice") that Tenant desires to lease Available First Offer Space. Within ten (10) business days following Landlord's receipt of a Request Notice, Landlord shall deliver written notice to Tenant (the "First Offer Notice") describing First Offer Space that is then Available. If no space in the Project is Available as of the date of Tenant's delivery of a Request Notice, then Tenant's Right of First Offer shall not terminate, and Tenant shall continue to have a right to deliver a Request Notice, until Landlord is able to send a First Offer Notice pertaining to Available space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the Base Rent and the other "Economic Terms" (as that term is defined herein below) upon which Landlord is willing to lease such space to Tenant. The First Offer Notice shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as an enhanced security deposit, a letter of credit or guaranty, for Tenant's Rent obligations during the First Offer Term. As used in this Section 1.3, "Economic Terms" shall refer to: (i) the rental rate (including additional rent and considering any "base year" or "expense stop" applicable thereto); (ii) the amount of any improvement allowance or the value of any work to be performed by Landlord in connection with the lease of such First Offer Space (which amount is a deduction from the cost to Tenant or such other party); and (iii) the amount of free rent (which amount is a deduction from the cost to Tenant or such other party). Notwithstanding the foregoing, if the First Offer Commencement Date (as that term is defined in Section 1.2.3 below) is anticipated to commence during the first twelve (12) full calendar months of the Lease Term, then the Economic Terms shall be equal to the terms and conditions applicable to the initial Premises (determined on a per RSF basis based on the number of RSF in the First Offer Space, and prorated to reflect any difference in the Lease Term compared to the total term of Tenant's lease of the First Offer Space) (the "Stipulated Economic Terms").

1.2.2   Procedure for Acceptance. If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space described in the First Offer Notice, then within seven (7) business days of delivery of the First Offer Notice to Tenant, Tenant shall have the right to deliver notice to Landlord ("Tenant's First Offer Exercise Notice") of Tenant's election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not deliver Tenant's First Offer Exercise Notice within the seven (7) business day period, then Landlord shall be free to enter into a lease ("Third Party Lease") for the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, if the First Offer Commencement Date is not anticipated to commence during the first twelve (12) full calendar months of the Lease Term, then during the 180-day period following the initial delivery of the First Offer Notice to Tenant, the Economic Terms that Landlord is prepared to accept under a Third Party Lease are greater than five percent (5%) more favorable to the tenant than the Economic Terms offered by Landlord to Tenant (as determined using a "Net Equivalent Lease Rate", as defined in Exhibit F attached hereto), then Landlord shall first make an offer of such more favorable Economic Terms (as such Economic Terms are determined using a Net Equivalent Lease Rate and adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party) (the "New Offer Terms") to Tenant by written notice (the "Additional Notice") setting forth the New Offer Terms, and Tenant shall have five (5) business days from Tenant's receipt of the Additional Notice to accept the New Offer Terms set forth in the Additional Notice (which procedure shall be repeated until Landlord enters into a lease or lease amendment with respect to such First Offer Space which does not require Landlord to deliver another Additional Notice to Tenant pursuant to the terms of this paragraph or Tenant exercises such Right of First Offer, as applicable). If Landlord does not lease the First Offer Space within the foregoing one hundred eighty (180) day period, then Landlord shall also provide Tenant with an Additional Notice prior entering into a Third Party Lease. Landlord shall not be obligated to deliver an Additional Notice, and may enter into a Third Party Lease on any terms Landlord desires, at any time, if First Offer Notice offered to lease the First Offer Space to Tenant on the Stipulated Economic Terms.

1.2.3   First Offer Term. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space (the "First Offer Term") shall commence upon the date set forth in the First Offer Notice (the "First Offer Commencement Date") and shall terminate on the Lease Expiration Date.

1.2.4   Construction in First Offer Space. Tenant shall take the First Offer Space in its "as is" condition, and Tenant's construction of improvements in the First Offer Space shall comply with the terms of Article 8 of the First Offer Lease (defined below). Any improvement allowance to which Tenant may be entitled shall be as set forth in the First Offer Notice.

1.2.5   First Offer Lease. If Tenant timely exercises its Right of First Offer as set forth herein, then Landlord and Tenant shall, within thirty (30) days thereafter, execute a separate lease for such First Offer Space (the "First Offer Lease") which First Offer Lease shall contain the terms and conditions set forth in the First Offer Notice and this Section 1.2, and the non-business oriented terms of this Lease, but with appropriate adjustments to reflect the multi-tenant nature of the building in which the First Offer Space is located. Notwithstanding the foregoing, the failure of Landlord and Tenant to execute and deliver such First Offer Lease shall not affect an otherwise valid exercise of Tenant's first offer rights or the parties' rights and responsibilities in respect thereof.

1.2.6   Termination of Right of First Offer. The Right of First Offer shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised by the Original Tenant or such Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease). The Right of First Offer granted herein shall terminate upon (i) Tenant's failure to timely exercise its Right of First Offer, (ii) upon the date, if at all, that Landlord enters into Third Party Lease(s) for the entire First Offer Space, (iii) no First Offer Space being Available as of the date of Landlord's receipt of the Request Notice, (iv) the date that Tenant delivers a Transfer Notice (as that term is defined in Section 14.1 below) pertaining to an assignment of this Lease or the subleasing of twenty-five percent (25%) or more of the RSF of the initial Premises, (v) the last day of the thirty-six (36) month of the Lease Term. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.2, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, an Event of Default is then occurring under this Lease.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1   In General. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. Within thirty(30) days following the Lease Commencement Date, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof (provided that if said Notice of Lease Term Dates is not factually correct, then Tenant shall make such changes as are necessary to make the Notice of Lease Term Dates factually correct and shall thereafter execute and return such Notice of Lease Term Dates to Landlord within such ten (10) business day period), and thereafter the dates set forth on such Notice of Lease Term Dates shall be conclusive and binding upon Tenant and Landlord, unless Landlord sends a Notice to Tenant rejecting Tenant's changes, whereupon this procedure shall be repeated until the parties mutually agree upon the contents of the Notice of Lease Term Dates. In the event Landlord shall fail to send Tenant the Notice of Lease Term Dates within thirty (30) days following the Lease Commencement

Date, such failure shall not be a default under this Lease, but Tenant may send to Landlord Notice of the occurrence of the Lease Commencement Date substantially in the form of the Notice of Lease Term Dates which Notice of Lease Term Dates Landlord shall acknowledge by executing a copy of the Notice of Lease Term Dates and returning it to Tenant (provided that if said Notice of Lease Term Dates is not factually correct, Landlord shall make such changes to the Notice of Lease Term Dates as are necessary to make such Notice of Lease Term Dates factually correct, which revised Notice of Lease Term Dates shall thereafter be subject to the procedure for finalization set forth in this Section 2.1).

2.1.1   Early Occupancy. Notwithstanding the terms and conditions of Section 2.1 above or Section 3.1 of the Summary, but subject to the terms and conditions of this Section 2.1.1, if the Tenant Improvements are substantially completed prior to the Lease Commencement Date, Tenant shall have the right thereafter to occupy up to two (2) full floors of the Premises prior to the Lease Commencement Date for the conduct of Tenant's business, without such occupancy causing the Lease Commencement Date to occur (the portion of the Premises so occupied by Tenant, as determined in full floor increments is the "Early Access Premises"); provided that (i) Tenant shall give Landlord prior written notice of (a) the date of any such early occupancy and (b) the location of the Early Access Premises, (ii) a certificate of occupancy, temporary certificate of occupancy, or legal equivalent shall have been issued by the appropriate governmental authorities for the Early Access Premises, (iii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below, (iv) the Construction Period (as that term is defined in Section 10.1.2 below) has expired, and (v) except as provided hereinbelow, all of the terms and conditions of the Lease shall apply as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2.1, above) upon Tenant's commencement of the conduct of its business in the Early Access Premises; provided, however, notwithstanding the foregoing, during any such period prior to the Lease Commencement Date that Tenant occupies the Early Access Premises for the conduct of its business (A) Tenant shall only be obligated to pay Base Rent for the Early Access Premises, and not the remainder of the Premises (in the amount otherwise applicable as of the Lease Commencement Date on a per rentable square footage basis), (B) Tenant shall only be obligated to pay Tenant's Share of Direct Expenses attributable to the Early Access Premises, and not the remainder of the Premises to the remainder of the Premises, and (C Tenant may only utilize the amount of parking passes attributable to the rentable square footage of the Early Access Premises, as determined using the ratio set forth in Section 9 of the Summary.

2.2   Option Term.

2.2.1   Option Right. Landlord hereby grants Original Tenant and its Permitted Transferee Assignee, one (1) option to extend the Lease Term for the entire Premises for a period of five (5) years (the "Option Term"). Such option shall be exercisable only by "Notice" (as that term is defined in Section 29.18 of this Lease) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant has not then received notice of a monetary or material non-monetary default under this Lease that then remains uncured, and (ii) Tenant has not been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods) more than twice during the prior twenty-four (24) month period. Upon the proper exercise of such option to extend, and provided that, at Landlord's election, as of the end of the Lease Term, Tenant has not then received notice of a monetary or material non-monetary default under this Lease that then remains uncured, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years, on all of the same terms and conditions, except that Base Rent shall be equal to Option Rent. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Permitted Transferee Assignee is in occupancy of at least seventy-five percent (75%) of the initial Premises and any additional space leased by Tenant at the Project after the date of this Lease.

2.2.2   Option Rent. The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Market Rent," as that term is defined in, and determined pursuant to, Exhibit F attached hereto.

2.2.3   Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2. Tenant shall deliver notice (the "Exercise Notice") to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "Tenant's Option Rent Calculation"). Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation, stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "Landlord's Option Rent Calculation"). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure set forth in Section 2.2.4 below, and the Market Rent shall be determined in accordance with the terms of Section 2.2.4 below. Notwithstanding the foregoing, Tenant shall be permitted to submit a non-binding notice of interest (the "Interest Notice") to Landlord not less than fifteen (15) months prior to the expiration of the then Lease Term, and following Landlord's receipt of such Interest Notice, Landlord shall deliver to Tenant not less than thirteen (13) months prior to the expiration of the then Lease Term, Landlord's non-binding estimate of the Option Rent.

2.2.4   Determination of Market Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects the Option Rent set forth in the Landlord's Option Rent Calculation pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the "Outside Agreement Date"), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4. Each party shall make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2.2.4.1 through Section 2.2.4.4, below.

2.2.4.1   Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser, real estate broker, or real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.4.2   The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

2.2.4.3   Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:

  Each of Landlord's and Tenant's best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.4, above;

  An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

  Instructions to be followed by the Neutral Arbitrator when conducting sucharbitration;

  That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective determination of Option Rent (the "Briefs");

  That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief; provided, however, such rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;

  The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

  That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

  That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

  Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Tenant's Initial Statement");

  Following Tenant's Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours;

  That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's submitted Option Rent is closer to the Option Rent;

  That following notification of the Ruling, Landlord's or Tenant's submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

  That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

  If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

2.2.5   In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

2.3   Geopolitical Event Termination Right. Upon the occurrence of one or more of the Termination Conditions (defined below), Landlord and Tenant shall each have the right (the "Early Termination Right") to terminate this Lease, subject to the terms of this Section 2.3 below. If either Landlord or Tenant effectively terminates this Lease, pursuant to the terms and conditions of this Section 2.3, then this Lease, shall automatically terminate on the Termination Date (defined below) and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease, as of the Termination Date with the same force and effect as if this Lease were scheduled to expire in accordance with its terms as of such Termination Date; provided, however, that Tenant and Landlord shall remain liable under the terms of this Lease with respect to (a) any obligations which specifically survive the expiration or earlier termination of this Lease, and (b) to the period of its tenancy on or before the Termination Date for the performance of all of its obligations under this Lease including, without limitation, with respect to any liability arising on or before such date related to Tenant's use, occupancy or control of the Premises.

2.3.1   Process for Exercise. Within thirty (30) days following the first occurrence of any Termination Conditions (the "Termination Exercise Period"), either party shall have the right to deliver written notice (the "Termination Exercise Notice") to the other party, irrevocably exercising the Early Termination Right, effective as of the date of delivery of the Termination Exercise Notice (the "Termination Date"). Upon the occurrence of a Termination Condition, as a courtesy, either Landlord or Tenant may deliver written notice to the other party stating that a Termination Condition has occurred. With respect to Tenant only, the Early Termination Right shall be of no force or effect unless at the time Tenant delivers the Termination Exercise Notice to Landlord and, at Landlord's option, immediately prior to the Termination Date, no Tenant default under this Lease shall have occurred and Tenant timely pays the Termination Fee (as that term is defined below). Tenant shall not be obligated to pay the Termination Fee in the event Landlord, not Tenant, delivers the Termination Exercise Notice. Time is of the essence with respect to the giving of the Termination Exercise Notice and payment of the Termination Fee.

2.3.2   Termination Fee. For purposes of this Lease, the "Termination Fee" shall mean the greater of (A) the greater of: (i) the total disbursed or allocated Tenant Improvement Allowance (and any tenant improvement allowances disbursed or allocated for any First Offer Space leased by Tenant prior to the expiration of the Early Termination Right) as of the date of delivery of the Termination Exercise Notice, and (ii) (a) $4,063,925.00 if the Termination Exercise Notice is delivered by Tenant prior to April 1, 2018 and (b) $8,127,850.00 if the Termination Exercise Notice is delivered by Tenant on or after April 1, 2018 and (B) the total of amount of the disbursed and/or allocated for disbursement Tenant Improvement Allowance as of the Termination Date.

2.3.3   Expiration of Early Termination Right. The Early Termination Right shall terminate and be of no further force or effect as of the earliest to occur of: (i) the Lease Commencement Date, (ii) July 1, 2018, and (iii) expiration of the Termination Exercise Period without either party having delivered a Termination Exercise Notice. As to Tenant, the Early Termination Right shall be personal to the Original Tenant and its Permitted Transferee Assignee and may not be exercised by any other assignee, or any sublessee or other transferee of the Original Tenant's interest in this Lease.

ARTICLE 3

BASE RENT

3.1   In General. Tenant shall pay, without prior notice or demand (except as specifically set forth in this Lease), to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever (except as specifically set forth in this Lease). Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord an amount equal to $512,054.55, which amount shall be applied to the first Base Rent due under this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2   Base Rent Abatement. Provided that no event of default is occurring, and subject to the terms of this Section 3.2 below, then during the last fourteen (14) full calendar months of the Lease Term (collectively, the "Base Rent Abatement Period"), Tenant shall be entitled to an abatement of Base Rent otherwise attributable to the Premises for the first ten (10) full calendar months of the Base Rent Abatement Period, and an abatement of fifty percent (50%) of Base Rent attributable to the remaining four (4) full calendar months of the Base Rent Abatement Period (collectively, the "Base Rent Abatement"). Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under this Lease. Notwithstanding the foregoing, Landlord shall have the right, at Landlord's option, on a month by month basis commencing on the Lease Commencement Date, to accelerate any remaining Base Rent Abatement relating to a full month during the Base Rent Abatement Period for the Premises forward, to apply to the Base Rent that would otherwise be due with respect to the next occurring month of the Lease Term (the "Landlord Base Rent Abatement Acceleration Election"), in which case Tenant shall have no obligation to pay Base Rent attributable to such next occurring month of the Lease Term, and the Base Rent Abatement that is accelerated forward shall no longer be applicable during the Base Rent Abatement Period. Landlord may make such election on a month by month basis with respect to each of the months of the Base Rent Abatement Period. In addition, commencing on the Lease Commencement Date, if Landlord has not exercised the Landlord Base Rent Abatement Acceleration Election on or before the date that the next installment of Base Rent is due under the Lease, and provided that the Lease has not been terminated as a result of any Default of Tenant or rejection of the Lease in bankruptcy (the "Abatement Condition"), then Tenant shall have the right, at Tenant's option, on a month by month basis commencing on the Lease Commencement Date, to accelerate any Base Rent Abatement relating to a full month during the Base Rent Abatement Period forward to apply to the Base Rent that would otherwise be due with respect to the next occurring month of the Lease Term (the "Tenant Base Rent Abatement Acceleration Election"), in which case Tenant shall have no obligation to pay Base Rent attributable in such next occurring month of the Lease Term, and the Base Rent Abatement that is accelerated forward shall no longer be applicable during the Base Rent Abatement Period. Tenant may not elect to accelerate more than one (1) month of such Base Rent Abatement at any particular time. Notwithstanding the foregoing, as long as the Abatement Condition is satisfied, if Tenant fails to deliver notice to Landlord exercising the Tenant Base Rent Abatement Acceleration Election for a particular month of the Lease Term, then Tenant shall be deemed to have elected to exercise the Tenant Base Rent Abatement Acceleration Election for such month without the requirement of providing notice to Landlord. Notwithstanding the different monetary amount of one (1) full calendar month at the end of the Lease Term from the monetary amount of one (1) full calendar month at the beginning of the Lease Term, the value of any full month of Base Rent Abatement, whether accelerated by Landlord or by Tenant, shall be equal to one (1) full month of Base Rent at the time it is applied. In connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out up to four (4) months of the Base Rent Abatement at any time prior to the expiration of the Base Rent Abatement Period by (1) providing written notice thereof to Tenant and (2) paying to Tenant the amount of Base Rent Abatement then remaining due (not to exceed four (4) months) discounted to present value at a per annum rate equal to the Default Rate (as that term is defined in Article 25 below). If Landlord elects to buy out all or a portion of the Base Rent Abatement, Landlord and Tenant shall, at Landlord's option, enter into an amendment to the Lease. In no event shall Landlord be obligated to pay a commission with respect to the Base Rent Abatement and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed with respect to the Base Rent Abatement by any broker or agent claiming the same by, through or under the indemnifying party.

ARTICLE 4

ADDITIONAL RENT

4.1   General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent and provided that Tenant shall have no obligation to pay any Additional Rent under this Article 4 during the Construction Period, subject to the repayment obligations set forth in Section 10.1.2.3.2 below. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2   Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1   "Tenant's Share " shall mean the amount set forth in Section 5 of the Summary.

4.2.2   "Direct Expenses" shall mean Operating Expenses and Tax Expenses.

4.2.3   "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term.

4.2.4   "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities to the Common Areas, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith (but excluding the costs of any utilities provided to the Premises and the premises of other tenants of the Project to the extent Tenant is then paying Landlord directly for such utility costs pursuant to Article 6 below); (ii) the cost of licenses, certificates, permits and inspections and the cost of reasonably contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of operation, repair, restoration, and maintenance of all parking areas and amenities areas, including the Amenities Building and any cafeterias and conference spaces; (vi) subject to exclusion (o) below, fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (provided, however, if any of such employees provide services for more than one building, only the prorated portion of those employees' wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Operating Expenses); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services (but excluding the costs of janitorial services provided to the premises of other tenants of the Project to the extent Tenant is then providing its own janitorial services to the Premises pursuant to Article 6 below), replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs (excluding structural portions of the roof) and re-roofing; (xii) amortization (including reasonable interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably anticipated to reduce current or future Operating Expenses or to enhance or improve the safety or security of the Project or its occupants, or (B) that are required under any governmental law or regulation, but that were not required to be implemented or incurred by the Project on or before the Commencement Date; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost at the rate of seven percent (7%)) over (X) its reasonable useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied, or (Y) with respect to those items included under item (A) above, their recovery/payback period as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses, and (xv) payments under any current or future easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses or agreements, and any agreements with transit agencies affecting the Project (collectively, "Underlying Documents"). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

  costs, including legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants of the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities);

  except as set forth in items (xi), (xii), and (xiii) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest (including tax penalties), costs of capital repairs and alterations, and costs of capital improvements and equipment and costs of repairs to the Building Structure;

  costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease, or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, and electric power costs and other utility costs for which any tenant directly contracts with the local public service company;

  any bad debt loss, rent loss, or reserves for bad debts or rent loss, or any reserves of any kind;

  costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including general corporate overhead, general and administrative expenses (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

  the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or general manager;

  amount paid as ground rental for the Project by the Landlord;

  except for a Project management fee, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services or utilities in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis (provided that Landlord shall have the right to include in Operating Expenses service or utility charges paid to affiliates or subsidiaries of Landlord, provided that such costs do not exceed market costs or rates for services or utilities);

  all costs of commercial concessions (other than parking) operated by or on behalf of the Landlord, including without limitation rent, operating costs, utility costs and any compensation paid to clerks, attendants or other persons in connection with such concessions;

  rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

  all items and services for which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

  any costs expressly excluded from Operating Expenses elsewhere in this Lease;

  rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

  costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

  any management fee which exceeds two percent (2%) of the gross revenues from the Project, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including all tenants paying full Base Rent, Additional Rent, and parking fees from the Project for any calendar year or portion thereof;

  costs for repairs to the extent arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and

  costs incurred to comply with Applicable Laws relating to the removal of Hazardous Materials (as defined under applicable Environmental Laws), as those terms are defined in Exhibit G, which were in existence in the Building or on the Project prior to the Lease Commencement Date, and were of such a nature that a federal, state, local or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto, but only to the extent those Environmental Laws were then being actively enforced by the applicable government authority; and costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials re brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state, local or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto;

  costs incurred to correct violations of Applicable Laws, which violations are Landlord's obligation to correct pursuant to Article 24 below and were in existence in the Building or on the

  Project prior to the Lease Commencement Date, and were of such a nature that a federal, state, local or municipal governmental authority, if it had then had knowledge of such violation, would have then required the correction thereof, but only to the extent such Applicable Laws were then being actively enforced by the applicable government authority;

  tax penalties.

  If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. For purposes of this subsection, variable components include only those component expenses that are affected by variations in occupancy levels.

4.2.5   Taxes.

4.2.5.1   "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2   Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any tax or assessment levied in connection with Caltrain or any similar transportation system; (iv) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax derived solely from the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (v) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. All Tax Expenses which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings) and shall be included as Tax Expenses in the year in which the installment is actually paid.

4.2.5.3   Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. Notwithstanding anything to the contrary set forth in this Lease, (a) only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord's consent shall constitute an event of default by Tenant under this Lease, and (b) Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.3   Allocation of Direct Expenses

4.3.1   Method of Allocation. The parties acknowledge that the Building is part of a multi- building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. In addition, the Project will be constructed in phases, with certain costs and expenses incurred in connection with a particular phase that should be shared exclusively amongst tenants of a particular phase. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and portions of the Direct Expenses, which portions shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portions shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building, an equitable portion of the Direct Expenses attributable to Phase 1 and an equitable portion of the Direct Expenses attributable to the Project as a whole. For purposes of allocating Direct Expenses during the Lease Term, those Direct Expenses not reasonably attributable exclusively to the Building shall be allocated on a rentable area basis, except where otherwise dictated by prudent commercial property management practices or to achieve an equitable and customary allocation of Direct Expenses. Any costs that are exclusively attributable to a particular building or phase within the Project which does not include a portion of the Premises shall be excluded from the definition of Direct Expenses for purposes of this Lease.

4.3.2   Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants, the hotel operator(s) or owner(s), and the retail space tenants of a portion of the Project, and such allocations may be implemented to reflect that certain services or amenities are not provided to certain types of space or tenants, operators or owners of a portion of the Project (including use of the Amenities Building), in which event Tenant's Share of Direct Expenses related to such services or amenities may be equitably adjusted to reflect the space to which such services or amenities are generally provided or attributable (for example, Direct Expenses attributable to the Amenities Building shall be allocated to only tenants with access to and use of the Amenities Building). The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner, and if applicable, shall be allocated based on the square footage of the space subject to the Cost Pool compared to the total square footage of the Building or Project, as applicable. Any costs allocated to a Cost Pool which does not include a portion of the Premises (e.g., the hotel Cost Pool) shall be excluded from the definition of Direct Expenses for purposes of this Lease. Notwithstanding the foregoing, and notwithstanding the number of actual users of the Amenities Building, after the earlier to occur of (i) the end of the first Lease Year and (ii) Landlord's lease of all or any portion of Building 2, Tenant's Share of Direct Expenses that are allocable to the Amenities Building shall be adjusted to allocate an equitable portion of such Direct Expenses to Building 2 based on the total rentable square footage of Building 2, regardless of whether Building 2 is then fully leased or occupied.

4.4   Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to Tenant's Share of Direct Expenses.

4.4.1   Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord Tenant's Share of Direct Expenses, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2   Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, (provided that in the event that such failure continues for a period of six (6) months following receipt of notice from Tenant, Tenant may elect to seek specific performance to cause Landlord to deliver the Estimate Statement) nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary; provided, however, any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4.3   Refund of Overpayment of Excess. If the Statement shows that the Direct Expenses for any Expense Year ending or beginning within the Lease Term is less than the Estimated Direct Expenses actually paid by Tenant for that Expense Year, Landlord shall credit Tenant's next payment of Base Rent and Estimated Direct Expenses with the amount by which Tenant's payments of Estimated Direct Expenses exceed the actual Direct Expenses due for that Expense Year. If that Statement is provided to Tenant after the end of the Lease Term, Landlord shall include with the Statement a refund of the amount by which Tenant's payments of Estimated Direct Expenses exceed the actual Direct Expenses due for that Expense Year.

4.5   Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1   Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2   If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3   Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facilities; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6   Landlord's Records. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, and (B) is not working on a contingency fee basis (i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to the Statement at Landlord's corporate offices, provided that Tenant is not then in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure periods provided under this Lease). In connection with such audit, Tenant and Tenant's certified public accounting firm shall execute a commercially reasonable confidentiality agreement regarding such audit. Any audit report prepared by Tenant's certified public accounting firm shall be delivered concurrently to Landlord and Tenant within the Audit Period. If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such audit by the Accountant proves that Direct Expenses set forth in the particular Statement were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses payable by Tenant shall be the audit rights set forth in this Section 4.7, and Tenant hereby waives any and all other rights to audit such records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1   Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is in accordance with the terms and condition set forth in this Article 5 and is otherwise strictly and properly monitored according to, and in compliance with, all then applicable Environmental Laws. Tenant shall comply with all Underlying Documents. Landlord shall comply with all Underlying Documents to the extent necessary to fulfill Landlord's obligations under this Lease.

5.2   Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations promulgated by Landlord from time to time ("Rules and Regulations"), the current set of which (as of the date of this Lease) is attached to this Lease as Exhibit D; or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.3   Hazardous Materials. Tenant shall comply with the terms specific to Hazardous Materials set forth on Exhibit G attached hereto. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord's Pre-Leasing Environmental Exposure Questionnaire (the "Environmental Questionnaire"), which is attached as Schedule 1 to Exhibit G.

ARTICLE 6

SERVICES AND UTILITIES

6.1   Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term, provided that notwithstanding anything to the contrary elsewhere in this Lease, Tenant shall have no obligation to pay any costs under this Article 6 during the Construction Period.

6.1.1   HVAC. Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") as appropriate, from the Building Systems (the "BB HVAC System") for normal office use in the Premises at such temperatures and in such amounts as are standard for comparable buildings with comparable densities and heat loads in the vicinity of the Building (not to exceed the HVAC system's capacity) during any hours specified by Tenant.

6.1.1.1   Supplemental HVAC. As a part of the Tenant Improvements and subject to the terms of the Tenant Work Letter, Tenant, at its sole expense (or as a deduction from the Tenant Improvement Allowance), may install supplemental HVAC units in the Premises for the purpose of providing supplemental air- conditioning to the Premises (the "Tenant HVAC System"). In accordance with the Tenant Work Letter, all aspects of the Tenant HVAC System (including, but not limited to, any connection to the Building's chilled or condenser water system) shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant may not connect into the Building's chilled or condenser water system. Tenant shall be permitted, at Tenant's sole cost and expense, to access 277/480 volts of electricity (subject to availability) from the existing bus duct riser in connection with the Tenant HVAC System. At Landlord's election prior to the expiration or earlier termination of this Lease, Tenant shall leave the Tenant HVAC System in the Premises upon the expiration or earlier termination of this Lease, in which event the Tenant HVAC System shall be surrendered with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Tenant HVAC System left in the Premises upon the expiration or earlier termination of this Lease, then Tenant shall remove the Tenant HVAC System upon the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant's sole cost and expense. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation, repair, replacement, and removal (subject to the foregoing terms of this Section 6.1.1.2), of the Tenant HVAC System, and in no event shall the Tenant HVAC System interfere with Landlord's operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 6.1.1.2 shall be payable by Tenant within five (5) business days of Tenant's receipt of an invoice therefor.

6.1.2   Electricity. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers) directly to Landlord within thirty

(30) days after written notice and as Additional Rent under this Lease (and not as part of Operating Expenses), which electricity shall be measured pursuant to separate submeters, installed by Tenant as part of the construction of the Tenant Improvements. Landlord shall designate the electricity utility provider from time to time. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.29, below.

6.1.3   Water. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.

6.1.4   Janitorial. Landlord shall not provide janitorial services for the Premises. Tenant shall perform all janitorial services and other cleaning within the Premises in a standard consistent with janitorial services provided in Comparable Buildings, including without limitation, day porter service (including light bulb maintenance and restroom fixtures maintenance), interior window cleaning, cleaning supplies deliveries and stocking, restroom cleaning, other cleaning (including pressure washing, carpet cleaning, etc.), waste and trash removal, and exterminating and pest control. Without Landlord's prior consent, Tenant shall not use (and upon notice from Landlord shall cease using) janitorial service providers who would, in Landlord's reasonable and good faith judgment, disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.

6.1.5   Elevators. Landlord shall provide nonexclusive, non-attended automatic passenger elevator service.

Tenant shall cooperate with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2   Overstandard Tenant Use. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord's standard charge for any services provided to Tenant, at Tenant's request (e.g., locksmithing), which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3   Interruption of Use. Except as expressly provided in Section 19.5 of this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone, electrical and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises, constitute a breach of any implied warranty, or relieve Tenant from paying Rent or performing any of its obligations under this Lease, provided that the foregoing shall not limit Landlord's liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

7.1   Landlord's Repair and Maintenance Obligations. Landlord shall maintain in good condition and operating order and keep in good order, repair and condition, in a manner consistent with the landlords of the Comparable Buildings, the structural portions of the Buildings, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, "Building Structure") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems") and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant's particular use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by Landlord's Warranty or is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception"). The costs of performing Landlord's obligations under this Section 7.1 shall be included in Operating Expenses, but only to the extent permitted by Sections 1.1.1.1 and 4.2.4 above.

7.2   Tenant's Repair and Maintenance Obligations. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures, equipment, interior window coverings, and furnishings therein, and the floor or floors of the Building on which the Premises is located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the terms of this Lease, including Article 8 below, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception (and which are not covered by Landlord's Warranty), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, only if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant's failure to repair within five (5) business days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (not to exceed three percent (3%) of the cost of such work, to be uniformly established for the Buildings and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

7.3   Other Terms. Subject to Article 27 below, Landlord may, but shall not be required to, enter the Premises at all reasonable times, and upon reasonable notice, to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1   Landlord's Consent to Alterations. Except as otherwise provided in this Article 8, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations are decorative only (i.e., installation of carpeting or painting of the Premises) or do not affect the Base Building and are not visible from the exterior of the Building and do not involve a cost, in the aggregate, of more than One Hundred Fifty Thousand Dollars ($150,000.00) during any Lease Year. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2   Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of San Jose, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall mean the Building Structure and the Building Systems. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations, as well as an electronic CAD file, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3   Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall

(i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work. At Landlord's option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord's standard, commercially reasonable disbursement procedure.

8.4   Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant's contractors and subcontractors shall be required to carry Commercial General Liability insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease. Tenant's Contractors and Subcontractors shall name Landlord as an additional insured on their General Liability Policies on a form at least as broad as CG 20 10 11/85.

8.5   Landlord's Property. All Alterations, improvements (including the Tenant Improvements), fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant (except as may be deducted from the Tenant Improvement Allowance) and shall immediately be and become part of the Premises and the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to the condition existing prior to installation of such Alterations, improvements, fixtures and/or equipment by Tenant. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Specialty Improvements (defined hereinbelow), and to repair any damage to the Premises and Project caused by such removal; provided, however, if, in connection with its notice to Landlord with respect to any such Specialty Improvements (including any Tenant Improvements), (x) Tenant requests Landlord's decision with regard to the removal of such Specialty Improvements, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Specialty Improvements, then Tenant shall not be required to so remove such Specialty Improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Improvements, then Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from and against any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Specialty Improvements, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. "Specialty Improvements" means any Alterations or Tenant Improvements other than normal and customary general office improvements. Notwithstanding the foregoing, "Specialty Improvements" (i) shall not include conference rooms, or training space and (ii) shall include (a) any Alterations or Tenant Improvements which affect the Base Building, (b) any fitness facility in the Premises, (c) any kitchens, showers, restrooms, washrooms or similar facilities in the Premises that are not part of the Base Building, (d) any private/internal stairways in the Premises (which stairways Tenant shall be required to demolish and cap), (e) any Lines (as that term is defined in Section 29.31 below), (f) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1   Indemnification and Waiver.

10.1.1   After Construction Period. The provisions of this Section 10.1.1 shall have limited application, as provided under Section 10.1.2 below, during the Construction Period (as defined hereinbelow). Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises during the Lease Term and any period of occupancy of the Premises by Tenant from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, provided that the terms of the foregoing assumption and release shall not apply to the negligence or willful misconduct of Landlord or any Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall) during the Lease Term and any period of occupancy of the Premises by Tenant, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant (collectively, "Tenant Parties") or any such person, in, on or about the Project or any breach of the terms of this Lease by Tenant, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or any Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its actual, documented and reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and reasonable attorneys' fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Landlord shall indemnify, defend, protect, and hold harmless Tenant from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) to the extent arising from the negligence or willful misconduct of Landlord in, on or about the Common Areas of the Project, except to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Parties. Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's or Landlord's, as applicable, indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 are subject to the terms of Section 29.13 below.

10.1.2   During Construction Period. Notwithstanding anything set forth in the foregoing Section 10.1 or any other provision of this Lease or the Tenant Work Letter to the contrary, during the Construction Period only, the following provisions shall be applicable:

10.1.2.1   With respect to any indemnity obligation of Tenant arising at any time during the Construction Period only, (A) the term "Landlord Parties" shall mean and shall be limited to CAP Phase 1, LLC, a Delaware limited liability company (or any entity that succeeds to the entire interest of CAP Phase 1, LLC, a Delaware limited liability company as Landlord under this Lease) and shall not include any other person or entity; provided, however, that Landlord may include in any claim owed by Tenant to it any amount which Landlord shall pay or be obligated to indemnify any other person or entity, and (B) any indemnity obligation shall be limited to losses caused by, or arising as a result of any act or failure to act of, Tenant or Tenant's employees, agents or contractors; and

10.1.2.2   Tenant's liability under this Lease for Tenant's actions or failures to act under the Lease during the Construction Period, including, without limitation, (A) Tenant's indemnity obligations (calculated in accordance with Accounting Standards Codification (ASC) 840-40-55-10 through 13) plus (B) all Base Rent and Additional Rent obligations owed by or paid by Tenant, including any prepaid Base Rent paid by Tenant pursuant to the terms and conditions of Section 3.1 above (though the parties acknowledge that Tenant's obligation to pay Base Rent and Additional Rent shall not occur until Tenant is obligated to pay the same pursuant to the terms of Articles 3 and 4 of this Lease) shall be limited to eighty-nine and five-tenths percent (89.5%) of "Landlord's Project Costs" (defined hereinbelow), determined as of the date of Landlord's claim for such amount owed by Tenant. As used herein, "Landlord's Project Costs" shall mean the amount capitalized in the Project by Landlord in accordance with U.S. generally accepted accounting principles, plus other costs related to the Project paid to third parties (other than lenders or owners of Landlord), excluding land acquisition costs, but including land carrying costs, such as interest or ground rent incurred during the construction period, and including all costs incurred by Landlord in connection with the development and construction of the Base Building and Common Areas of the Project.

10.1.2.3   For the avoidance of doubt, Landlord and Tenant agree that:

  no claim by Landlord for Tenant's repudiation of this Lease at any time shall be limited under this Section 10.1; and

  if during the Construction Period, Landlord makes any claim against Tenant other than under Section 10.1.2.3.1 above, pertaining to any period after the Construction Period and the amount payable by Tenant for such claim is limited by the provisions of Section 10.1.2.2 above, the entire amount (to the extent not theretofore paid) shall be due with interest at the Interest Rate payable as Additional Rent evenly throughout the six (6) months immediately following the Construction Period.

  Effective as of the expiration of the Construction Period, this Section 10.1.2 shall be of no further force or effect.

10.1.3   As used herein, "Construction Period" shall mean the period from the date that Landlord commences demolition work for the Project to the date that Landlord substantially completes construction of the Base Building and Common Areas within the Building in accordance with the Tenant Work Letter, regardless of the occurrence of any delays caused by Tenant.

10.2   Landlord's Insurance. Throughout the Lease Term, Landlord shall procure and maintain in full force and effect with respect to the Building: (i) a policy or policies of property insurance covering the full replacement value of the Building written on a physical loss or damage basis under a "special form" or "All Risk" form policy, together with any coverages or endorsements required by any lender and/or reasonably deemed prudent by Landlord to carry, such as, without limitation, sprinkler leakage, vandalism and malicious mischief coverage, and earthquake; and (ii) a policy of commercial general liability insurance with a limit of liability of not less than

$5,000,000 per occurrence insuring Landlord's activities with respect to the Premises and the Building for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises or the Building. Landlord may meet any of the foregoing occurrence limits with the use of blanket or umbrella policies. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises that (a) have been disclosed to Tenant by Landlord and (b) pertain to Tenant's business operations, conduct or use of the Premises and the Building, whether imposed by Tenant's insurers, Landlord's insurers, or both. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3   Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests, nor is Tenant's liability limited to the amount specified herein. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

10.3.1   Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease and including products and completed operations coverage for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$9,000,000 each occurrence $10,000,000 annual aggregate
Personal Injury Liability	$9,000,000 each occurrence $9,000,000 annual aggregate 0% Insured's participation

The limits above can be provided in combination with an excess or umbrella policy. In the event Tenant is unable to procure the prescribed limit in a single policy, an Excess or Umbrella policy will be acceptable only in the event it includes an endorsement specifying that the coverage provided in the Excess or Umbrella policy will provide coverage on a follow form, primary and non-contributory basis for all additional insureds.

The annual aggregate limits of Insurance shall apply separately to this location.

10.3.2   Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a "Special Form" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, sprinkler leakage, bursting or stoppage of pipes, and providing business interruption coverage for a period of one year.

10.3.3   Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4   Contractual Liability Insurance sufficient to cover Tenant's liability and obligations under this Lease (including, but not limited to, Tenant's third-party indemnity obligations under Section 10.1 of this Lease), but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy and umbrella/excess liability insurance policy.

10.3.5   Commercial Auto Liability Insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, and scheduled to the umbrella/excess liability insurance policy.

10.3.6   Business Interruption Insurance in an amount sufficient to cover a period of interruption of not less than twelve (12) months.

10.4   Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its officers, directors and employees and all other persons and/or entities as reasonably directed by Landlord as additional insureds (hereinafter "Additional Insureds"); (ii) specifically cover, including any Additional Insured endorsements, the liability arising out of the ownership, maintenance or use of the Premises and all assumed liability by Tenant under this Lease, including, but not limited to, Tenant's third-party indemnification obligations under Section 10.1 of this Lease; (iii) if Tenant uses a Blanket Additional Insured Form, such form shall not exclude any Additional Insured from coverage because they are not a party to this Lease; (iv) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (v) other than with respect to Worker's Compensation coverage, be primary and non- contributory insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (vi) be in form and content reasonably acceptable to Landlord; (vii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord (except for cancellation for non- payment of premium); and (viii) Tenant's commercial general liability coverage (including Additional Insured endorsements, and primary and non-contributory endorsements), property insurance and Worker's Compensation and Employer's Liability coverage shall include a waiver of subrogation endorsement in favor of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.5   Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. If Landlord or Tenant fail to carry the amounts and types of insurance required to be carried pursuant to this Article 10, in addition to any remedies Landlord or Tenant may have under this Lease, such failure shall be deemed to be a covenant and agreement by the party failing to carry such insurance to self-insure with respect to the type and amount of insurance such party so failed to carry, with full waiver of subrogation with respect thereto.

10.6   Additional Insurance Obligations. Not more than once every five (5) years, Landlord may request, and Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Tenant shall not be required to procure or maintain increased amounts of insurance or other types of insurance coverage that are (a) beyond those typically maintained by similarly situated parties leasing reasonably similar amounts and types of space for use in Comparable Buildings or (b) not available at commercially reasonable rates.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1   Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty ("Casualty"). If the Premises or any Common Areas serving or providing access to the Premises or Tenant's Parking Areas shall be damaged by Casualty or a Casualty results in the Premises not being provided with services required to be provided by Landlord pursuant to Article 6 above, and if neither Landlord nor Tenant has elected to terminate this Lease under this Article 11, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Original Improvements, Tenant Improvements, Alterations, Base Building and such Common Areas and Tenant's Parking Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice to Tenant from Landlord, Tenant shall assign to Landlord (or to Landlord's insurer, lender or contractor) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease for restoration of the Original Improvements, Tenant Improvements and/or any Alterations, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.

11.2   Repair Period Notice. Landlord shall, within sixty (60) days after the date of a Casualty, provide written notice to Tenant indicating the anticipated period for repairing a Casualty ("Repair Period Notice"). The Repair Period Notice shall be accompanied by a certified statement executed by a licensed contractor or architect mutually approved by the parties, certifying the contractor's or architect's opinion regarding the anticipated period for repairing the Casualty. The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate this Lease under Section 11.3.

11.3   Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project.

11.4   Tenant's Option to Terminate. If the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds one hundred eighty (180) days from the date of the Casualty, Tenant may elect to terminate this Lease by providing written notice ("Tenant's Casualty Termination Notice") to Landlord within thirty (30) days after receiving the Repair Period Notice. If Tenant does not elect to terminate within this thirty-day (30-day) period, subject to the next succeeding sentence, Tenant shall be considered to have waived the option to terminate. If Tenant was eligible to deliver a Tenant's Casualty Termination Notice, but elected not to deliver the same, then if after sixty (60) days after the date specified for repair in the Repair Period Notice, the repairs are not substantially completed (as defined in this Lease), Tenant shall have the right to terminate this Lease by written notice to Landlord given within fifteen (15) days after expiration of such sixty (60) day period. In addition, if the Premises or the Building is destroyed or damaged by a Casualty during the last twelve (12) months of the Lease Term, Tenant shall have the option to terminate this Lease by giving written notice to Landlord of the exercise of that option within thirty (30) days after the Casualty.

11.5   Rent Abatement Due to Casualty. Landlord and Tenant agree that Tenant's Rent shall be fully abated during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the Premises and ending on the date of substantial completion of Landlord's restoration obligations as provided in this Article 11 and a reasonable period of time for Tenant's installation of property, furniture, fixtures and equipment to the extent the same shall have been removed as a result of such Casualty ("Casualty Abatement Period"). If, however, Tenant is able to occupy all or a portion of the Premises, Rent shall be abated during the Casualty Abatement Period only for the portion of the Premises not occupiable by Tenant. Except as otherwise provided in this Lease, the Rent abatement provided in this Section is Tenant's sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including lost profits of Tenant or loss of or interference with Tenant's business), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). Tenant agrees to maintain business interruption insurance in amounts and with coverage no less than that required to provide coverage regarding such matters.

11.6   Effective Date of Termination; Rent Apportionment. If Landlord or Tenant elects to terminate this Lease under this Article 11 in connection with a Casualty, the termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of this Lease.

11.7   Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

13.1   In General. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation (any of the foregoing, a "Condemnation"), Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority, Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking ("Condemnation Notice"). If any Condemnation results in a taking of a material part of the Premises, Tenant shall have the right to terminate this Lease. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated commencing on the effective date of such

Condemnation. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of RSF of the Premises taken bears to the total RSF of the Premises for the period of time commencing on the effective date of the Condemnation and continuing until Tenant's access to, and use of, the Premises has been restored. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

13.2   Tenant's Right to Make a Separate Claim. Notwithstanding anything in this Article 13, Tenant shall have the right to make a separate claim in the Condemnation proceeding for: (1) the taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove; (2) reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); (3) loss of goodwill; (4) relocation costs under California Government Code 7262, the claim for which Tenant may pursue by separate action independent of this Lease; and (5) any other amount in addition to the foregoing that does not reduce the amount of the Award payable to Landlord. Tenant shall have the right to negotiate directly with Condemnor for the recovery of the portion of the Award that Tenant is entitled to under this subsection. Additionally, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1   Transfers. Except as otherwise set forth in Section 14.8 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer requiring Landlord's consent pursuant to this Article 14, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard consent to Transfer documents in connection with the documentation of Landlord's consent to such Transfer, which standard consent must be on commercially reasonable terms, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, and whether or not Landlord is required to consent to such Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord in connection with such Transfer, within thirty (30) days after written request by Landlord ("Transfer Fee"), provided, Tenant shall not be required to pay more than Two Thousand Five Hundred Dollars ($2,500.00) as a Transfer Fee in connection with any one Transfer and (b) Landlord shall provide supporting documentation for the Transfer Fee. The foregoing Transfer Fee cap shall increase by ten percent (10%) after each five (5) year period during the Lease Term.

14.2   Landlord's Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Within ten (10) business days after receiving the completed Transfer Notice, Landlord shall approve or disapprove the proposed Transfer in writing. If Landlord disapproves the Transfer, Landlord shall provide a reasonably detailed, written explanation. If Landlord fails to respond within the required time, Tenant may send a written "reminder notice". If Landlord fails to respond within three (3) business days after receipt of such reminder notice, then Landlord shall, at Tenant's option, be considered to have consented to the Transfer. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1   The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2   The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3   The Transferee is either a governmental agency or instrumentality thereof;

14.2.4   During the first three (3) years of the Lease Term only (or such earlier period as all of the office space in Building 2 is ninety percent (90%) leased), the rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis;

14.2.5   The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.6   The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right (not including the termination right set forth in Section 2.3, above, which right may be exercised by a Transferee) held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

14.2.7   The proposed Transfer would cause a violation of another lease for space in the Project granted by Landlord in good faith in another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease as a result of the proposed use to be made of the space by the sublessee or assignee, provided that upon request from Tenant, Landlord shall provide Notice of all applicable exclusive rights;

14.2.8   Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3   Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per RSF basis if less than all of the Premises is transferred. The Transfer Premium shall be calculated after deducting the reasonable expenses incurred by Tenant for (i) the Rent and Additional Rent actually received by Tenant under this Lease during the term of the Transfer on a per RSF basis if less than all of the Premises is transferred, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) other reasonable out of pocket costs paid by Tenant (including attorney fees, advertising costs, and expenses of readying the space for occupancy by the Transferee), and (v) any reasonable consideration paid to the Transferee to induce the Transferee to consummate the Transfer (including, but not limited to, all leasehold concessions granted in connection with the Transfer and any tenant improvement allowance provided to the Transferee) (items (i) through (v), "Transfer Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term. Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Additional Rent. In calculating the Transfer Premium, Tenant shall first deduct all the Transfer Costs from any Transferee Rent received.

14.4   Landlord's Option as to Contemplated Transfer Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer (A) for all or substantially all of the remaining Lease Term, and (B) all or substantially all of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to terminate this Lease and recapture the Premises. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to terminate this Lease and recapture the Premises as of the Contemplated Effective Date. If Landlord declines, or fails to elect in a timely manner to recapture the Premises under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to enter into the Transfer contemplated in the Intention to Transfer Notice, subject to provisions of the last paragraph of Section 14.2 of this Lease. Subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such twenty (20) day period, Landlord shall not have any right to terminate this Lease and recapture the Premises with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4. The terms of this Section 14.4, and Landlord's recapture rights shall not apply to a Transfer pursuant to Section 14.8 below.

14.5   Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

14.6   Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7   Occurrence of Material Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such monetary or material non-monetary default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in monetary or material non-monetary default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8   Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 is hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant notifies Landlord at least fifteen (15) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a Tangible Net Book Value (defined below) at least equal to Two Hundred Seventy-Five Million Dollars ($275,000,000), (v) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. Tangible Net Book Value" shall mean the number obtained by subtracting Tenant's liabilities, and intangible assets (including goodwill) from Tenant's total assets. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in, any person or entity.

14.9   Occupancy by Others. Notwithstanding any contrary provision of this Article 14, Tenant shall have the right without the payment of a Transfer Premium and without the receipt of Landlord's consent, to permit the occupancy of portions of the Premises to any individual(s) or entities with a business relationship with Tenant ("Tenant's Occupants") subject to the following conditions: (i) all such individuals or entities shall be of a character and reputation consistent with the types of people generally rendering similar types of services in the applicable profession; (ii) such occupancy shall not be a subterfuge by Tenant to avoid its obligation under this Lease or the restrictions on Transfers pursuant to this Article 14, (iii) in the aggregate, such Tenant's Occupants do not occupy more than ten percent (10%) of the Premises; and (iv) such Tenant's Occupants do not have a separately demised space or separate exclusive entrance to their space. Tenant shall promptly supply Landlord with any document or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer requiring Landlord's consent under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

14.10   Tenant's Lenders. Notwithstanding anything in this Article 14 (or anywhere else in this Lease) to the contrary, Tenant may, from time to time as requested by its or its parent's lenders or creditors (collectively, "Tenant's Lenders"), pledge, hypothecate, encumber, or permit liens to attach to, furniture, fixtures, equipment and other personal property located in the Premises (but not Tenant's leasehold interest in the Premises and not any improvements constructed using funds provided by Landlord) as part of securitizing any credit or debt agreements, but no such Tenant's Lenders may at any time occupy or take physical possession of the Premises (unless approved by Landlord as a Transferee in accordance with the terms of this Article 14).

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1   Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2   Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, Casualty, Condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, including cables, conduits and floor monuments (unless otherwise agreed by Landlord), and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3   End of Term Walk-Through. At least forty-five (45) days prior to the expiration of this Lease, Tenant may provide Landlord with a notice (the "Walk-Through Notice") requesting a walk-through of the Premises to confirm the condition thereof and any removal or restoration obligations. Within thirty (30) days after Landlord's receipt of such Walk-Through Notice, Landlord and Tenant shall conduct an exit walk-through of the Premises. The exit walk-through is to be conducted on a date and time mutually acceptable to Landlord and Tenant; however, if the parties are unable to agree on a time and date, such walk-through shall be conducted at 10:00 a.m. on the thirtieth (30th) day after such Walk-Through Notice; except if such day falls on a Holiday, Saturday or Sunday in which case such walk-through shall be conducted on the next business day. Within five (5) business days after such walk-through, Landlord will provide Tenant with a list of items, if any, that are Tenant's responsibility to remove or restore pursuant to Section 15.2 or Section 8.5 of this Lease. If Tenant concurs with such list, Tenant shall proceed to comply with same (and all such work shall be completed prior to the Lease Expiration Date). If Tenant disagrees with Landlord, Landlord and Tenant shall attempt to agree and modify the list in accordance with such agreement, but no such disagreement shall excuse Tenant from any failure to comply with its restoration and removal obligations under this Lease.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate of one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. If Tenant holds over after the expiration of the Lease Term without the express written consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case daily damages in any action to recover possession of the Premises shall be calculated at a daily rate equal to the greater of (i) one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis) or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Tenant acknowledges that any holding over without Landlord's express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to vacate and deliver the Premises prior to the date that is the later of (i) thirty (30) days after the termination or expiration of this Lease, and (ii) thirty (30) days after Landlord's notification to Tenant that Landlord has reached agreement with a third-party for occupancy of the Premises or any portion thereof, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney's fees in connection therewith.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord or Tenant, the other party (the "Responding Party") shall execute, acknowledge and deliver to the requesting party an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof) and as submitted by Tenant shall be appropriately and reasonably modified, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Tenant, as applicable, or Landlord's mortgagee or prospective mortgagee or Tenant's prospective subtenant or assignee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but not more than once per year, except in connection with a sale or refinance of the Project, if Tenant is in monetary default under this Lease, or if Tenant has identified a proposed Transferee under Article 14 above), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. With respect to any mortgage or deed of trust which encumbers the Real Property, Landlord shall cause the landlord under such ground lease or the holder of such mortgage or deed of trust to deliver to Tenant a nondisturbance agreement in a commercially reasonable form (a "Nondisturbance Agreement") which provides that such lender or ground lessor will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease.

Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor has executed a Nondisturbance Agreement. If Tenant has received the nondisturbance agreement referred to in this Section, Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within sixty (60) days following the execution of this Lease by Tenant and Landlord, Landlord shall provide to Tenant a Subordination, Non-Disturbance and Attornment Agreement in sum and substance comparable to the form of Exhibit H attached hereto (the "SNDA"), and otherwise subject to commercially reasonable modifications and written approval of the existing mortgagee for the Building and executed by the existing mortgagee for the Building.

ARTICLE 19

DEFAULTS; REMEDIES

19.1   Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1   Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after receipt of written notice from Landlord; or

19.1.2   Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3   The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or the Tenant Work Letter, where such failure continues for more than two (2) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2   Remedies Upon Default. Upon the occurrence of any event of default by Tenant, which remains uncured following the expiration of any applicable notice or cure period, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1   Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

  The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

  The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

  At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2   Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3   Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3   Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4   Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Any entry by Landlord pursuant to this Section 19.4 shall be subject to the terms of Article 27 below.

19.5   Landlord Default.

19.5.1   General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2   Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date applicable to the Premises and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building or Tenant's Parking Areas; (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building or Premises as required by this Lease; or (iii) the presence of Hazardous Materials not brought on the Premises by Tenant Parties (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord's receipt of any such notice, or occurs for ten (10) non- consecutive business days in a twelve (12) month period (provided Landlord is sent a notice for each such Abatement Event) (in either of such events, the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("Unusable Area"), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein (in Tenant's reasonable judgment), the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity to abate Rent for an Abatement Event; provided, however, that (a) nothing in this Section 19.5.2, shall impair Tenant's rights under Section 19.5.1, above, and (b) if Landlord has not cured such Abatement Event within two hundred ten (210) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such 210-day period until such time as Landlord has cured the

Abatement Event, which right may be exercised only by delivery of notice to Landlord (the "Abatement Event Termination Notice") during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one (1) year, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Section 19.5.2 to the contrary, Tenant's Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. To the extent Tenant is entitled to abatement because of an event covered by Articles 11 or 13 of this Lease, then the Eligibility Period shall not be applicable, and the date of the expiration of Tenant's abatement rights shall be as set forth in Articles 11 and 13 above. If Tenant's right to abatement occurs during any period of Base Rent Abatement, Tenant's period of Base Rent Abatement shall be extended for the number of days that the abatement period overlapped the free Base Rent period ("Overlap Period"). Except as provided in this Section 19.5.2 or elsewhere in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. Nothing stated in this Section 19.5.2 shall cause the Lease Term to continue if, according to other provisions of the Lease, this Lease is to be terminated or ended.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1   Delivery of Letter of Credit. Tenant shall cause the Bank (as that term is defined below) to deliver to Landlord, concurrently with Tenant's execution of this Lease, a letter of credit (the "L-C") that complies in all respects with the requirements of this Article 21 in the amount set forth in Section 8 of the Summary (the "L-C Amount"). The L-C shall: (i) be issued by a Bank; (ii) be substantially and materially in the form attached hereto as Exhibit J, but the initial L-C shall be in the form of Exhibit J-1 attached hereto; (iii) be irrevocable, unconditional, and payable upon demand; (iv) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L-C Expiration Date") that is no less than one hundred twenty (120) days following the expiration of the Lease Term, as the same may be extended; (v) contain a provision that provides that the L-C shall be automatically renewed on an annual basis without amendment of the L-C unless the Bank delivers a written notice of cancellation to Landlord and Tenant at least sixty (60) days prior to the expiration of the L-C, without any action whatsoever on the part of Landlord; (vi) be fully assignable by Landlord, its successors and assigns; (vii) permit partial draws and multiple presentations and drawings, and (viii) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant shall pay all expenses, points, and/or fees incurred by Tenant in obtaining the L-C. The term "Bank" referred to herein shall mean any of the following banks: (a) Wells Fargo Bank, N.A., (b) JP Morgan Chase Bank, N.A., (c) Bank of America, N.A. or (d) US Bank, which (I) accepts deposits and maintains accounts; (II) that is chartered under the laws of the United States, any State thereof, or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (III) whose long-term, unsecured, and unsubordinated debt obligations are rated no less than "A" by Fitch Ratings Ltd. ("Fitch") and whose short term deposit rating is rated no less than "F1" by Fitch (or in the event such applicable Fitch ratings are no longer available, comparable ratings from Standard and Poor's Professional Rating Service or Moody's Professional Rating Service) (collectively, the "Bank's Credit Rating Threshold").

21.2   Landlord's Rights to Draw. Landlord, or its then authorized representatives, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (i) such amount is due to Landlord under the terms and conditions of this Lease; (ii) the Lease has terminated prior to the expiration of the Lease Term as a result of Tenant's breach or default of any term or provision of the Lease; (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code; (v) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code; (vi) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date; (vii) the Bank has failed to notify Landlord that the L-C will be renewed or extended on or before the date that is sixty (60) days before the applicable L-C expiration date; (viii) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; (ix) Tenant executes an assignment for the benefit of creditors; or (x) if (1) any of the Bank's Fitch ratings (or other comparable ratings to the extent the Fitch ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold; or (2) there is otherwise a material adverse change in the financial condition of the Bank (in either instance, a "Bank Credit Threat"), and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L-C Draw Event"). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, any state regulator, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord's notice to Tenant of such receivership or conservatorship (the "L-C FDIC Replacement Notice"), Tenant shall replace such L-C with a substitute letter of credit from a different commercial bank (which commercial bank shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of Section 21.1, hereof, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall have no right to voluntarily replace the L-C without Landlord's prior written approval, in Landlord's sole and absolute discretion. Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L-C (including, without limitation, Landlord's reasonable attorneys' fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys' fees shall be payable by Tenant to Landlord within ten (10) days of billing. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's sole and absolute discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing. Within two (2) business days following Tenant's receipt of a written notice from Landlord, Tenant shall cause the Bank to deliver written confirmation to Landlord of the renewal or extension of the L-C (unless the Bank has previously notified Landlord in writing that it shall not be renewing or extending the L-C), or if so requested by Landlord, Tenant shall facilitate Landlord's direct communication with the Bank in order that Landlord may immediately confirm such renewal or extension directly with the Bank.

21.3   Application of L-C Proceeds. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event and apply the proceeds of the L-C in accordance with this Article 21. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L- C Draw Event under Section 21.2(x) above), draw upon the L-C, in part or in whole, and apply the proceeds of the L- C to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application, or retention of the L-C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that: (i) the L-C constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof; (iv) Tenant has no right to assign or encumber the L-C or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance; and (v) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code, any similar State or federal law, or otherwise.

21.3.1   Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.4.2 below. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than one hundred twenty (120) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the Option Term. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its foregoing rights, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant's property or, in the event of a receivership, conservatorship, or bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant's bankruptcy estate) and need not be segregated from Landlord's other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.4   Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Landlord shall be responsible for paying the Bank's transfer and processing fees in connection therewith, not to exceed Two Thousand Dollars ($2,000), provided that Tenant shall be responsible for any fees in excess of such amount and Landlord shall have the right (in its sole discretion), but not the obligation, to pay such excess fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant's receipt of an invoice from Landlord therefor.

21.5   L-C Not a Security Deposit. Landlord and Tenant: (i) acknowledge and agree that in no event or circumstance shall the L-C, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the "Security Deposit Laws"); (ii) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto; and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The parties agree that the foregoing waivers shall apply if, pursuant to Section 21.8, Landlord draws upon the L-C and deposits the same in a Security Deposit Bank as a Security Deposit (as those terms are described in Section 21.10 below).

21.6   Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L- C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank to refrain from paying sight draft(s) drawn under such L-C.

21.7   Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

21.7.1   A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under the L-C or the Bank's honoring or payment of sight draft(s); or

21.7.2   Any attachment, garnishment, or levy in any manner upon either the proceeds of the L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

21.8   Remedy for Improper Drafts. Tenant's sole and exclusive remedy in connection with Landlord's improper draw against the L-C or Landlord's improper application or retention of any proceeds of the L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied or wrongfully held, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that Landlord's draw against the L-C, application or retention of any proceeds thereof, or the Bank's payment under such L-C, could not, under any circumstances, cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Default Rate from the next installment(s) of Base Rent.

21.9   Reduction of L-C Amount. Subject to the terms of this Section 21.9, and Tenant satisfaction of the L-C Reduction Condition, the L-C Amount shall be reduced on the first day of the thirty-seventh (37th) full calendar month of the Lease Term (the "First Reduction Date"), by Tenant's delivery to Landlord of an amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, but in the amount of fifty percent (50%) of the original L-C Amount. If Tenant is not satisfying the First L-C Reduction Condition as of the First Reduction Date, then Tenant may reduce the L-C Amount as of such later date that Tenant is then satisfying the First L-C Reduction Condition. Subject to the terms of this Section 21.9, and Tenant satisfaction of the Second L-C Reduction Condition, the L-C Amount shall be further reduced on the first day of the ninety-first (91st) full calendar month of the Lease Term (the "Second Reduction Date"), by Tenant's delivery to Landlord of an amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, but in the amount of twenty-five percent (25%) of the original L-C Amount. If Tenant is not satisfying the Second L-C Reduction Condition as of the Second Reduction Date, then Tenant may reduce the L-C Amount as of such later date that Tenant is then satisfying the Second L-C Reduction Condition. If Tenant is allowed to reduce the L-C Amount pursuant to the terms and conditions of this Section 21.9, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction. For purposes of this Section 21.9, (i) the "First L-C Reduction Condition" shall mean that Tenant is not then in default under this Lease, and Tenant then has an "equity market capitalization" on a national public exchange of greater than Two Billion Four Hundred Million Dollars ($2,400,000,000) and (ii) the "Second L-C Reduction Condition" shall mean that Tenant is not then in default under this Lease, and Tenant then has an "equity market capitalization" on a national public exchange of greater than Three Billion Six Hundred Million Dollars ($3,600,000,000).

21.10   Construction Period.

21.10.1   Costs for Replacement or Re-Issuance of L-C. Notwithstanding anything to the contrary in this Article 21 or elsewhere in this Lease, during the Construction Period, Landlord shall, upon five (5) business days following receipt of notice from Tenant, along with an invoice therefor, pay all fees and costs incurred in connection with the replacement or reissuance of the L-C as a consequence of Landlord's transfer of its interest in the L-C (subject to Section 21.4), or a Bank Credit Threat, and Tenant shall have no obligation to pay any such fees or costs; provided, however, that to the extent that Landlord has paid any such fees or costs or otherwise incurred any expense as a consequence of the replacement or reissuance of the L-C during the Construction Period, then at any time after the Construction Period, Landlord may submit a statement to Tenant of the amount of any such fees, costs or expenses incurred by Landlord during the Construction Period, and Tenant shall be obligated to pay such amount as Additional Rent hereunder within ten (10) days after Tenant's receipt of such statement from Landlord; and further, provided, however, in no event shall Landlord's payment of any of the foregoing fees or costs include the obligation to supply any collateral in connection with the replacement or reissuance of the L-C.

21.10.2   L-C Expiration, Bank Credit Threat, Receivership or Replacement of Initial L-Cs During Construction Period. Notwithstanding any contrary provisions of this Article 21 or elsewhere in this Lease, if, during the Construction Period, Tenant fails to provide a replacement L-C meeting the requirements of this Article 21 within thirty (30) days prior to the then L-C Expiration Date, or a Bank Credit Threat occurs, then, (i) Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 (and it shall be deemed reasonable for Landlord to require such issuer to then be in satisfaction of the Bank's Credit Rating Threshold), or (ii) in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to timely obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, Landlord shall not draw on the L-C and instead Landlord and Tenant shall promptly enter into a commercially reasonable controlled account agreement (the "Controlled Account Agreement") with the trust division of a national bank, selected by Landlord (the "Controlled Bank") to set up a controlled account for the benefit of Landlord (the "Controlled Account"). Tenant shall use commercially reasonable efforts to cooperate with Landlord to set up the Controlled Account within ten (10) business days following the full execution and delivery of this Lease. The Controlled Account Agreement shall (A) require Landlord to instruct the Bank to deposit the entire L-C Amount into the Controlled Account, which proceeds (the "Controlled Account Deposit") shall be held in the Controlled Account until receipt of a replacement L-C, (B) provide for any interest, if applicable, earned on the Controlled Account balance to be for the benefit of Tenant and only allow Landlord to make draws from the Controlled Account by presentation of similar documentation required by the Bank to draw on the L-C and for the same reasons as Landlord may draw on the L-C pursuant to the TCCs of this Article 21, and (C) provide Landlord with a security interest (with a UCC-1 filing) in the ownership interests, if any, that Tenant may have in the Controlled Account. In the event Landlord is unable to cause the Bank to deposit the L-C proceeds into the Controlled Account, then Tenant shall fund the Controlled Account with cash proceeds in an amount equal to the L-C Amount, in which case, Landlord shall promptly return the L-C to Tenant thereafter, and if Tenant fails to do so within the time periods specified above for issuance of a substitute L-C, then Landlord may draw on the L-C and promptly thereafter deposit the proceeds in the Controlled Account. If a Controlled Account is created, upon the termination of the Construction Period, Tenant shall, at Landlord's request, replace the Controlled Account with the appropriate L-C, in which case, promptly thereafter the funds in the Controlled Account shall be returned to Tenant by Controlled Bank. In the event the Controlled Account remains in place at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Controlled Bank shall return to Tenant the Controlled Account Deposit, less any amounts necessary to reimburse Landlord for any sums to which Landlord is entitled under the terms and conditions of this Lease, within one hundred twenty (120) days following both such expiration or termination and Tenant's vacation and surrender of the Premises. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer Landlord's interest, in whole or in part, in the Controlled Account to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of the Controlled Account Deposit to a new landlord.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1   Full Floors. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2   Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

23.3   Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately and reasonably approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4   Tenant's Signage. In addition to the signage rights expressly set forth above in this Article 23, Tenant, at Tenant's sole cost and expense, shall be entitled to install (collectively, the "Tenant's Signage"): (i) two (2) signs on the exterior of the Building in locations reasonably determined by Landlord, and reasonably approved by Tenant, and (ii) one (1) panel on each of the monument signs pertaining to the Building (in the locations more particularly identified on Exhibit I attached hereto) identifying Tenant's name or logo in connection with Tenant's lease of the Premises.

23.4.1   Specifications and Permits. Tenant's Signage shall set forth Tenant's name and/or logo as determined by Tenant in its sole discretion, but subject to Landlord's reasonable approval, and in no event shall the Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.4.2, below. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact locations of Tenant's Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and Landlord's Building standard signage specifications. In addition, the Tenant's Signage shall be subject to Tenant's receipt of all necessary governmental or quasi-governmental approvals and permits (collectively, "Governmental Approvals") and shall be subject to all Applicable Laws and the Underlying Documents. Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary Governmental Approvals for the Tenant's Signage. In the event Tenant does not receive the necessary Governmental Approvals for the Tenant's Signage, Tenant's and Landlord's rights and obligations under this Lease shall be unaffected.

23.4.2   Objectionable Name. To the extent Tenant desires to change the name and/or logo set forth on the Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name"). The parties hereby agree that the name "8x8" or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.4.3   Termination of Right to Tenant's Signage. The rights contained in this Section 23.4 shall be personal to the Original Tenant or a Permitted Transferee Assignee, and may only be exercised and maintained by the Original Tenant or such Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of either of the Original Tenant's interest in the Lease) if the Original Tenant or such Permitted Transferee Assignee has not subleased more than twenty-five percent (25%) of the initial Premises and any other space leased by Tenant in the Project, and a default by Tenant under this Lease is not then occurring. In the event Tenant fails to comply with any of the requirements set forth hereinabove, the signage rights provided in this Section 23.4 shall automatically terminate.

23.4.4   Cost and Maintenance; Change and Replacement. The actual costs of the Tenant's Signage and the installation, design, construction and any and all other costs associated with the Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. Should the Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth below) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual cost of such work. Subject to Tenant's agreement to comply with the terms of this Section 23.4, Tenant shall be permitted to change and/or replace the Tenant's Signage periodically in Tenant's reasonable discretion. Upon the expiration or earlier termination of this Lease or upon any earlier termination of Tenant's rights to the Tenant's Signage as set forth herein, Tenant shall, at Tenant's sole cost and expense, cause the Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage except for (x) reasonable wear and tear, (y) damage by Casualty that is not Tenant's obligation to repair hereunder, or (z) repairs which are specifically made the responsibility of Landlord hereunder. If Tenant fails to timely remove the Tenant's Signage or to restore the areas in which such the Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. The terms and conditions of this Section 23.4.4 shall survive the expiration or earlier termination of the Lease.

ARTICLE 24

COMPLIANCE WITH LAW

24.1   Tenant's Obligations. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with Applicable Laws. Notwithstanding anything to the contrary within this Lease, Tenant shall not be obligated to incur any cost under this Article 24 during the Construction Period except to the extent that such cost may be related to Tenant's construction of the initial Tenant Improvements to the Premises subject to the terms and conditions of the Tenant Work Letter. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

24.2   Landlord's Obligations. Landlord shall comply with all Applicable Laws (including Environmental Laws, as that term is defined in Exhibit G) relating to the Base Building and Project Common Areas (which compliance work may include the remediation, removal or abatement of Hazardous Materials) to the extent such compliance is required by a governmental authority, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above.

24.3   Certified Access Specialist. Tenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Project nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to Article 24 above, Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either (i) perform such improvements or repairs at Tenant's sole cost and expense, or (ii) reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after receipt of written notice from Landlord that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the "Default Rate") equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by Applicable Law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1   Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, then upon three (3) additional days' Notice from Landlord, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2   Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as expressly provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for emergencies, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises or ability to conduct business therein. Except as otherwise set forth in Section 19.5, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate certain limited areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. For purposes of this Article, an emergency situation is one that poses a threat of imminent bodily harm or property damage. If Landlord makes an emergency entry onto the Premises when no authorized representative of Tenant is present, Landlord shall use commercially reasonable efforts to provide telephone notice to Tenant as soon as reasonably possible within twenty-four (24) hours after that entry and shall take reasonable steps to secure the Premises until a representative of Tenant arrives at the Premises.

ARTICLE 28

TENANT PARKING

28.1   Tenant's Use of Project Parking Facilities. Tenant shall be entitled to use, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 8 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the areas of the Project parking facility designated by Landlord (as designated, "Tenant's Parking Areas"). During the initial Lease Term, Tenant shall not be obligated to pay to Landlord for automobile parking passes on a monthly basis; provided, however, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of any additional parking passes by Tenant as contemplated by the immediately following sentence. Subject to availability, upon thirty (30) days' prior written notice to Landlord, Tenant shall have the right to use additional parking passes pertaining to the Project parking facilities, provided that, upon thirty (30) days' prior written notice to Tenant, Landlord shall have the right to terminate Tenant's right to particular additional parking passes, if Landlord is required to provide such parking to another tenant of the Project (but such parking rights granted to another tenant of the Project shall not be parking rights in excess of the parking rights granted to Tenant under this Lease, determined based on the number of parking passes allocated to Tenant and the size of the Premises, as compared to the number of parking passes allocated to such other tenant and the size of such tenant's premises). In addition, Tenant shall have the right on a daily basis, subject to availability, to use areas designated by Landlord for overflow parking at the Project, if any. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of Tenant's Parking Areas (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in Tenant's Parking Areas), Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such reasonable rules and regulations. Tenant's use of Tenant's Parking Areas shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the Project parking facilities. Tenant's rights hereunder are subject to the terms of any Underlying Documents, which include, without limitation, certain rights for use of the Project parking facilities in connection with events at the stadium located adjacent to the Project. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes used by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

28.2   Electrical Vehicle Charging Stations. Landlord shall install, at Landlord's sole cost and expense, at least sixteen (16) electrical vehicle charging stations ("EV Stations") within Tenant's Parking Area, which shall be available for Tenant's exclusive use. Tenant shall have the right, prior to Landlord's purchase of the EV Stations, to cause Landlord to purchase an alternative brand or type of EV Stations; provided that any increased costs of such alternative EV Stations shall be deducted from the Tenant Improvement Allowance.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1   Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2   Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3   No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4   Intentionally Deleted.

29.5   Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all future liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder first arising after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. This section does not release the transferring Landlord from its obligations or liabilities under this Lease that accrue before the date of transfer.

29.6   Recording. Tenant shall have the right to record against the Project a memorandum providing record notice of the Lease, which shall be in the form of Exhibit K attached hereto (the "Memorandum"). The parties shall sign the Memorandum concurrently with the execution of this Lease. In addition, within thirty (30) days after Landlord's written request following the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord in recordable form, termination of the Memorandum. Tenant's obligation to execute and deliver such termination of the Memorandum shall survive the expiration or earlier termination of this Lease. Tenant shall be solely responsible for all costs incurred under this Section 29.6.

29.7   Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8   Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9   Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10   Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11   Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12   No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13   Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the the interest of Landlord in the Building, including sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises and including any rents, issues or profits from the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant; provided that nothing in this Section shall operate to limit or permit Tenant from seeking injunctive or equitable relief. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties, nor Tenant nor the Tenant Parties, shall be liable under any circumstances for injury or damage to, or interference with, the other party's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, except in connection with a holdover by Tenant pursuant to the terms of Article 16 of this Lease.

29.14   Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15   Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16   Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17   Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18   Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted,

(iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

CAP Phase I, LLC
c/o Hunter Properties Inc.
10121 Miller Avenue, Suite 200
Cupertino, California 95014-3469
Attention: Deke Hunter and Sherri Prieb

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars

Suite 1800

Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

29.19   Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20   Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and

(ii) qualification to do business in California.

29.21   Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22   Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.23   Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24   Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall be responsible for payment of a commission to Tenant's Broker in connection with this Lease pursuant to a separate written agreement between Landlord and Tenant's Broker.

29.25   Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as specifically provided in this Lease.

29.26   Project or Building Name and Signage. Subject to Article 23 above, Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27   Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28   Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants. Landlord acknowledges that the content of this Lease and any related documents are confidential information. Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord's financial, legal and space planning consultants, or its directors, officers, employees, attorneys, accountants, prospective lenders, prospective purchasers, and current and potential partners. To the extent Landlord (or any Landlord Party) or Tenant is a publicly traded corporation, such party may be obligated to regularly provide financial information concerning Landlord, Tenant and/or its affiliates to the shareholders of its affiliates, to the Federal Securities and Exchange Commission and other regulatory agencies, and to auditors and underwriters, which information may include summaries of financial information concerning leases, rents, costs and results of operations of its business, including any financial obligations set forth in this Lease, and such required disclosures shall be permitted pursuant to the terms of this Section 29.28. This provision shall survive the expiration or earlier termination of this Lease for one (1) year.

29.29   Project Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises. Except as expressly set forth in Section 19.5.2, above, Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations. Landlord shall use commercially reasonable efforts to have all Renovations, once started, be completed reasonably expeditiously, with such work being organized and conducted in a manner which will minimize any interference to Tenant's business operations in the Premises.

29.30   No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.31   Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements"). Landlord reserves the right, upon notice to Tenant at any time prior to the expiration or earlier termination of this Lease, to require that Tenant remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.32   Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.33   Development of the Project.

29.33.1   Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project; provided that such subdivisions will not materially and adversely affect Tenant's use of, access to, the Premises and Building or Tenant's Parking Areas, or materially increase Tenant's monetary obligations under this Lease. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.33.2   The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project; provided that such sagreements will not materially and adversely affect Tenant's use of, access to, the Premises and Building or Tenant's Parking Areas, or materially increase Tenant's monetary obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

29.34   Office of Foreign Assets Control. Tenant certifies to Landlord that Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all Claims arising from or related to any breach of the foregoing certification.

[signatures follow on next page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:	TENANT:
CAP Phase 1, LLC, a Delaware limited liability company	8X8, INC. a Delaware corporation
By: Coleman Airport Partners, LLC, a California limited liability company Its: Sole Member	By: /s/ Vikram Verma Name: Vikram Verma Title: Chief Executive Officer
By: HS Airport, LLC, a California limited liability company Its: Manager
By: /s/ Derek K. Hunter, Jr. Name: Derek K. Hunter, Jr. Its: Member
By: /s/ Edward D. Storm Name: Edward D. Storm Its: Member

EXHIBIT A-1

COLEMAN HIGHLINE

SITE PLAN

EXHIBIT A-1

EXHIBIT A-2

COLEMAN HIGHLINE

OUTLINE OF PREMISES

6'-0"
0
16'
32'
72'-6"
BUILDING 1
1ST FLOOR
243'-0"
ENTRY ARCADE
HIGHLINE ARCADE
16'-0"

EXHIBIT A-2 : PREMISES

1143 COLEMAN AVE

SAN JOSE, CA 95110

1ST FLOOR

EXHIBIT A-1

6'-0"
0
16'
32'
72'-6"
BUILDING 1
2ND FLOOR
243'-0"
16'-0"

EXHIBIT A-2 : PREMISES

1143 COLEMAN AVE

SAN JOSE, CA 95110

2ND FLOOR

EXHIBIT A-2

6'-0"
0
16'
32'
72'-6"
BUILDING 1
3RD FLOOR
243'-0"
HIGHLINE WALKWAY
HIGHLINE WALKWAY
16'-0"

EXHIBIT A-2 : PREMISES

1143 COLEMAN AVE

SAN JOSE, CA 95110

3RD FLOOR

EXHIBIT A-2

0
16'
32'
72'-6"
BUILDING 1
4TH FLOOR
(HIGHLINE WALKWAY BELOW)
243'-0"
(HIGHLINE WALKWAY BELOW)
16'-0"

1143 COLEMAN AVE

SAN JOSE, CA 95110

EXHIBIT A-2 : PREMISES

4TH FLOOR

EXHIBIT A-2

0
16'
32'
72'-6"
BUILDING 1
5TH FLOOR
(HIGHLINE WALKWAY BELOW)
243'-0"
(HIGHLINE WALKWAY BELOW)
16'-0"

1143 COLEMAN AVE

SAN JOSE, CA 95110

EXHIBIT A-2 : PREMISES

5TH FLOOR

EXHIBIT A-2

EXHIBIT B

COLEMAN HIGHLINE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD'S CONSTRUCTION OF THE BASE BUILDING

1.1   Construction of Base Building. Landlord shall construct, at its sole cost and expense, in a good workmanlike manner and without deduction from the Tenant Improvement Allowance, the base, shell, and core of the Building, which base, shell and core shall be in compliance with Applicable Laws (to the extent necessary for Tenant to obtain and retain a certificate of occupancy or temporary certificate of occupancy, or legal equivalent (each, a "CofO") for the Premises for the Permitted Use) (collectively, the "Base, Shell and Core" and/or "Base Building"), in accordance with the Base Building Description attached hereto as Schedule 1A (the "Base Building Description"), subject to Landlord Minor Changes, as that term is defined herein below and Tenant Minor Changes, as that term is defined in Section 1.4 below. Landlord hereby reserves the right to modify the Base Building Description, provided that such modifications (A) are required to comply with Applicable Laws, (B) will not (i) materially and adversely affect Tenant's permitted use of the Premises and the Project, or (ii) result in the use of materials, systems or components which are not of a materially equivalent or better quality than the materials, systems and components set forth in the Base Building Description, or in the Lease, or (C) pertain to portions of the Project located outside of the Building (collectively, "Landlord Minor Changes").

1.2   Delivery of the Premises. Tenant shall have the right to access the Premises from time-to-time, commencing upon full execution and delivery of this Lease. On or after April 1, 2018, at Tenant's election, and upon notice to Landlord, Tenant shall accept formal delivery of the Premises from Landlord. In any event, Tenant shall be deemed to have accepted formal delivery of the Premises from Landlord as of the Lease Commencement Date. The parties acknowledge and agree that following delivery of the Premises to Tenant, Landlord shall continue to perform additional construction of the Building and Project. From and after the date Landlord delivers the Premises to Tenant, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors or consultants, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective employees, vendors, contractors, and consultants to work in harmony with and to mutually coordinate and cooperate with the other's employees, vendors, contractors and consultants, respectively, to minimize any interference or delay by either party with respect to the other party's work. Notwithstanding the foregoing, in the event of any irreconcilable conflict between the work of Landlord's workers, mechanics and contractors and the work of Tenant's workers, mechanics and contractors, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Landlord's remaining work as necessary to avoid the conflict or interference.

1.3   Tenant Minor Changes. Tenant shall have the right to request additional changes to the Base Building plans in writing and, subject to the Deduction Cap (defined below), Landlord shall not unreasonably withhold its consent to such changes provided that, (i) such modifications are minor and do not adversely affect the quality of the Base, Shell and Core, (ii) such modifications are consistent with the Comparable Buildings, (iii) such changes only affect the Building, (iv) such changes shall not be permitted or implemented until Landlord has obtained a CofO for the Base, Shell and Core, and (v) all such changes are substantially completed prior to the Substantial Completion of the Tenant Improvements ("Tenant Minor Changes"). Any Tenant Minor Changes that are approved by Landlord shall be constructed by Tenant, at Tenant's sole cost and expense (or as a deduction from the Tenant Improvement Allowance), as part of the construction of the Tenant Improvements. The aggregate cost estimate of all Tenant Minor Changes deducted from the Tenant Improvement Allowance shall not exceed a total of Fifteen and 00/100 Dollars ($15.00) per rentable square foot of the Premises (the "Deduction Cap"), and Landlord shall disapprove any proposed Tenant Minor Change in excess of such Deduction Cap.

SECTION 2

TENANT IMPROVEMENTS

2.1   Tenant Improvement Allowance. Tenant shall be entitled to a one-time Tenant improvement allowance (the "Tenant Improvement Allowance") in the amount set forth in Section 13 of the Summary for the costs relating to the initial design and construction of the improvements, which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to pay a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements in the Premises shall immediately become Landlord's property under the terms of this Lease. Any unused portion of the Tenant Improvement Allowance remaining as of the first anniversary of the Lease Commencement Date, shall remain with Landlord and Tenant shall have no further right thereto.

EXHIBIT B

2.2   Disbursement of the Tenant Improvement Allowance.

2.2.1   Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, including, without limitation, Landlord's receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

2.2.1.1   Payment of the fees of the "Architect", the "Engineers" as those terms are defined in Section 3.1 of this Tenant Work Letter, and any project manager retained by Tenant, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to Five and 00/100 Dollars ($5.00) per rentable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings" as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2   The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3   The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4   The cost of any changes in the Base Building when such changes are required by the Construction Drawings, the cost of any upgrades to the EV Stations, Tenant's Signage, and the cost of Tenant Minor Changes, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith, Letter, which costs shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to Ten and 00/100 Dollars ($10.00) per rentable square foot of the Premises;

2.2.1.5   The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");

2.2.1.6   Sales and use taxes and Title 24 fees;

2.2.1.7   Tenant Minor Changes;

2.2.1.8   The cost of installation of submetering equipment and any Tenant HVAC System; and

2.2.1.9   All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.1.2   Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall authorize the release of monies as follows. Notwithstanding anything set forth in any other provision of this Lease or this Tenant Work Letter to the contrary, all costs of Tenant Minor Changes and all other items the cost of which is identified in this Lease or Tenant Work Letter to be deducted from the Tenant Improvement Allowance, shall be deducted solely from the Tenant Improvement Allowance and such costs in the aggregate shall not exceed the amount of the Tenant Improvement Allowance and/or the Deduction Cap, to the extent applicable.

2.2.2.1   Monthly Disbursements. No more than once during each calendar month, during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) mechanic's lien releases from all of Tenant's Agents which shall be executed, acknowledged and in recordable form and comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, within thirty (30) days of Landlord's receipt of the request for payment (or, if the request for payment is deficient with respect to clauses (i)-(iv) above, within thirty (30) days of a corrected request for payment), Landlord shall deliver a check made payable to Contractor (or other service provider if for non-hard construction costs) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

EXHIBIT B

2.2.2.2   Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable directly to Contractor shall be delivered by Landlord within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord (a) invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be disbursed, (b) signed permits for all Tenant Improvements completed within the Premises, (c) final unconditional mechanics lien releases, properly executed, acknowledged and in recordable form and in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, from Tenant's Contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Architect delivers to Landlord a "Certificate of Substantial Completion", in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant delivers to Landlord a "close-out package" in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (v) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

2.2.2.3   Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Tenant Improvement Allowance during the pendency of any of the following: (i) Landlord has received written notice of any unpaid claims relating to any portion of the work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (ii) there is an unbonded lien outstanding against the Project or the Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (iii) the conditions to the advance of the Tenant Improvement Allowance are not satisfied, or (iv) an event of default by Tenant exists. The Tenant Improvement Allowance must be used (that is, the work must be fully complete and the Tenant Improvement Allowance disbursed) within six months following the Lease Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

2.3   Building Standards. Landlord has established or may establish specifications for certain Building standard components to be used in the construction of the Tenant Improvements in the Premises. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Building standards. Landlord may make changes to said specifications for Building standards from time to time. Removal requirements regarding the Tenant Improvements are addressed in Article 8 of this Lease.

SECTION 3

CONSTRUCTION DRAWINGS

3.1   Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, delayed or condition, unless a Design Problem exists, in which case Landlord's approval may be granted or withheld in Landlord's sole discretion ("Landlord's Consent Standard"). A "Design Problem" is defined as, and will be deemed to exist if the Tenant Improvement will (i) be visible from the exterior of the Premises or Building; (ii) materially affect the Building Structure; (iii) materially affect the Building Systems; or (iv) fail to comply with Applicable Laws. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2   Final Space Plan. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant's design intent, for the Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not

EXHIBIT B

included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3   Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof. Tenant shall pay all direct architectural and/or engineering fees in connection therewith.

3.4   Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5   Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord may, in Landlord's sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant's representative identified in Section 5.1 of this Tenant Work Letter, or by any of the other means identified in Section 29.18 of this Lease.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1   Tenant's Selection of Contractors.

4.1.1   The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2   Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. All of Tenant's Agents retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

4.2   Construction of Tenant Improvements by Tenant's Agents.

4.2.1   Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract (including Contractor's proposal and all exhibits and back-up documentation associated with such Contract) to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the anticipated costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of such Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the "Anticipated Costs"). Prior to the commencement of construction of such Tenant Improvements, Tenant shall identify the amount equal to the difference between the amount of the Anticipated Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). In the event that the Anticipated Costs are greater than the amount of the Tenant Improvement Allowance (the "Anticipated Over-Allowance Amount"), then, Tenant shall pay a percentage

EXHIBIT B

of each amount requested by the Contractor or otherwise to be disbursed under this Tenant Work Letter, which percentage (the "Percentage") shall be equal to the Anticipated Over-Allowance Amount divided by the amount of the Anticipated Costs (after deducting from the Anticipated Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements), and such payments by Tenant (the "Over- Allowance Payments") shall be a condition to Landlord's obligation to pay any amounts from the Tenant Improvement Allowance (the "Tenant Improvement Allowance Payments"). After Tenant's initial determination of the Anticipated Costs, Tenant shall advise Landlord from time to time as such Anticipated Costs are further refined or determined or the costs relating to the design and construction of the Tenant Improvements otherwise change and the Anticipated Over-Allowance Amount, and the Over-Allowance Payments shall be adjusted such that the Tenant Improvement Allowance Payments by Landlord and the Over-Allowance Payments by Tenant shall accurately reflect the then-current amount of Anticipated Costs. In connection with any Over-Allowance Payments made by Tenant pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), and (iii) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, but subject to the last sentence of Section 3.4 above, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, and (b) Tenant has procured and delivered to Landlord a copy of all Permits for the applicable Tenant Improvements.

4.2.2   Tenant's Agents.

4.2.2.1   Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading areas and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2   Indemnity. Tenant's indemnity of Landlord as set forth in Section 10.1 of this Lease, including as modified by Section 10.1.2 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, including as modified by Section 10.1.2 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts, requested by Tenant that are reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3   Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4   Insurance Requirements. The insurance requirements set forth in this Section 4.2.2.4 shall apply during the Construction Period, in lieu of the insurance requirements set forth in Article 10 of this Lease (other than as incorporated by reference herein), except that the terms and conditions of Section 10.3.4 shall continue to apply during the Construction Period.

4.2.2.4.1   General Coverages. Tenant shall require all of Tenant's Agents to carry (i) worker's compensation insurance covering all of their respective employees, (ii) commercial general liability insurance of not less than a combined single limit of $5,000,000, and (iii) Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2   Special Coverages. Tenant shall also require its Contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof and expiration of the Construction Period. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

EXHIBIT B

4.2.2.4.3   General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, then Tenant's Agents shall be required, to the extent applicable, to apply any insurance proceeds received by Tenant's Agents towards the reconstruction of the Tenant Improvements, and if the costs of reconstruction exceed the insurance proceeds, then (i) if damage was caused by an act or omission of Tenant, any Tenant Party or Tenant's Agents, then Tenant shall be obligated to pay the excess costs and (ii) if the damage was caused by an act or omission of Landlord or any Landlord Party, or by any other cause (except as specified under item (i)), then Tenant shall not be obligated to pay the excess costs. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord, Landlord's property management company, Landlord's asset management company, any Landlord's Mortgagees, and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant's Agents to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3   Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4   Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life- safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.2.5   Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

4.3   Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

DELAYS OF LEASE COMMENCEMENT DATE

5.1   Lease Commencement Date Delays. The Lease Commencement Date shall occur as provided in Section 2.1 of this Lease, provided that the Lease Commencement Date shall be extended by the number of days of delay of the Substantial Completion of the Tenant Improvements to the extent caused by a Lease Commencement Date Delay, as that term is defined below, but only to the extent such Lease Commencement Date Delay causes the Substantial Completion of the Tenant Improvements to occur after January 1, 2019. As used herein, the term "Lease

EXHIBIT B

Commencement Date Delay" shall mean actual delays to the extent resulting from (i) the failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) interference (when judged in accordance with industry custom and practice) by Landlord, its agents or Landlord Parties with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of improvements in the Building by any person, which interference relates to access by Tenant, or Tenant's Agents to the Building; or (iii) delays due to the acts or failures to act of Landlord or Landlord Parties with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter), but Tenant shall have a right to suspend its design and construction of its Tenant Improvements if Landlord fails to reimburse Tenant all or any part of the Tenant Improvement Allowance when due.

5.2   Determination of Lease Commencement Date Delay. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Lease Commencement Date Delay and (ii) the date upon which such Lease Commencement Date Delay is anticipated to end. If such actions, inaction or circumstance described in the Notice set forth in (i) above of this Section 5.2 of this Tenant Work Letter (the "Delay Notice") are not cured by Landlord within one (1) business day of Landlord's receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends.

5.3   Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, "Substantial Completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items.

SECTION 6

MISCELLANEOUS

6.1   Tenant's Representative. Prior to accepting delivery of the Premises, Tenant shall designate its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2   Landlord's Representative. Landlord has designated Curtis Leigh (whose e-mail address for the purposes of this Tenant Work Letter is curtis@hunterproperties.com as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3   Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4   Tenant's Lease Default. Tenant entry into the Premises to perform work pursuant to this Tenant Work Letter shall be on the terms of this Lease, but no Base Rent or Direct Expenses shall accrue during the period that Tenant so enters the Premises prior to the Lease Commencement Date. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any monetary or material non-monetary default beyond applicable notice and cure periods by Tenant under the Lease or this Tenant Work Letter occurs at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.5   Miscellaneous Items. Prior to the Lease Commencement Date, during the construction of the Tenant Improvements, and subject to compliance with Landlord's reasonable and customary construction rules and regulations applicable to the Project (as the same are in effect on the date of this Lease), and if and to the extent reasonably available, Tenant may use the following items, on a nonexclusive basis, and in a manner and to the extent reasonably necessary to perform the Tenant Improvements: freight elevators, loading areas, non-potable water, temporary electrical services, and HVAC; provided, however, that Tenant shall be responsible, at Tenant's cost, for providing any security services required to facilitate operation of the foregoing after-hours, which security services shall be subject to Landlord's reasonable approval.

6.6   Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition, Tenant shall retain any union trades to the extent designated by Landlord, or as required by the Underlying Documents.

EXHIBIT B

SCHEDULE 1A TO EXHIBIT B

COLEMAN HIGHLINE

BASE BUILDING DESCRIPTION

  Site and Shell:

  All landscape, site work, lighting, paving, striping, Code related signage, and utilities (sewer, water, gas). Includes infrastructure for future communication and cable TV requirements. Work includes all vaults, fees, backflow and monitoring devices.

  Shell:

  All work required to obtain a shell permit final inspection (not a temporary certificate for occupancy). All work shall conform to local Code for the shell. Weather tight (air and water infiltration) shell complete with rain water distribution system. Exterior doors with manual exit panic hardware. 2 sets of standard pre- engineered stairs for access and egress with one set to access the roof. Fire riser and complete shell system, including "up heads" with capped tees for Tenant Improvements at all floors and roof monitors and PIV (monitoring system by Tenant). Floor of the Building designed for 80 PSF uniform live load. Steel framework shall be designed to accommodate shaft and elevator openings. Includes roof screen. Insulation at underside of roof deck provided, furring and drywall at perimeter walls and all columns are excluded. 10' high ceiling for most open office space. The Building is classified as Type 2A.

  Electrical:

  All primary and secondary electrical services from the street to a location in the Building, including transformer pads, and house meter section.

  Core:

  All work related to construction of core bathrooms, stairs shafts, HVAC shafts, electrical and phone rooms, janitor closets, elevators and shafts. Work related to construction of main lobby and upper elevator lobbies are excluded.

    Core bathrooms (one set for men and women per floor) shall include multiple stalls with one (1) handicap stall per floor and provide +2 plumbing fixtures over code requirement for occupancy load. Includes showers for men and women on first floor only. Bathroom will receive tile flooring and wall tiles up to wainscot height at wet walls only (6' above finished floor). All other bathroom interior walls and gypsum board ceilings will be taped, finished, and painted. All plumbing fixtures including water closets, urinals, lavatory sinks and faucets will be battery operated and will help to achieve 10% in overall water use reduction. Toilet accessories including soap dispensers, toilet paper dispensers, toilet seat dispensers, trash receptacles, paper towel dispensers, napkin dispensers, and handicap grab bars are included. Plastic laminate toilet partitions are included. Granite countertops with under mount sinks are included. All associated lighting, fire sprinklers, power receptacles, ventilation, venting, sewer piping, water piping and floor drains are included. All associated lighting and fire sprinklers are included.

    Stair shafts will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type. Stairs to be 1' wider than Code required. All interior walls facing the egress stairs will be taped, finished, and painted. Gypsum board ceiling will be constructed at the top level. No soffit on the underside of stairs. Stair rails and stringers will be painted. All associated lighting and fire sprinklers are included.

    Electrical and telephone rooms will receive seal concrete with plywood backing on walls. Electrical scope will include power distribution including transformer, conduit risers and electrical panels. Conduit risers will be provided for phone service distribution.

    PG&E transformer pad for each Building. Main switchboard to be per CEC, PG&E and City of San Jose requirements. Meter main per PG&E requirements, with utility metering section with CAT5E station cable to MPOE. Provide a vertical 480/277V 3PH bus riser complete with bus plugs capable of supply full floor power, lighting and miscellaneous loads at electrical room on each floor for future tenant distribution.

    Fully operational main electric service for the Building including main switchboard rated at 14 Watts per SF, 2500 AMP 480/277V 3PH, serving Tenant lighting, power and miscellaneous loads, as well as Base Building electrical and mechanical equipment loads. Space sized for Tenant panels and transformers not included. Includes bus duct for lighting and power for Core only. Includes conduits and wire feeders for Mechanical.

    HVAC shall be air-cooled package rooftop VAV unit(s). Units will be side discharge to a shaft location where ducts will extend down shaft and connect to fire smoke dampers at ceiling level for each floor. Rooftop ductwork will be internally lined and ductwork inside shaft will be wrapped. Duct loops at each floor are not included (risers and stubs on each floor only). Design shall be for

SCHEDULE 1A TO
EXHIBIT B

    an indoor temperature of 74 F, and outdoor temperatures corresponding to the 0.4% ASHRAE design day: a winter temperature of 36 F, and a summer temperature of 92 F dry bulb and 67 F wet bulb. Additionally, HVAC design shall comply with ASHRAE Standard 90.1, 62.1, and 55. Mechanical HVAC pads on roof for shell provided HVAC equipment is included, all other pads by tenant.

    DDC controls for Base Building system (rooftop heating and cooling) with the availability of for the addition of DDC controls should the future tenant require. Electrical monitoring is not included.

    General Office Areas:

    Lighting load (including task lighting): Cooling system designed for 1.2 watts/RSF; Lighting designed to be restricted to .95 watts/RSF to conform to potential LEED goals

    Non Core miscellaneous office equipment cooling loads 3.0 watts/RSF (highly populated floor plates need more watts/SF)

    Designated dry lab space: Increased loads are a tenant expense Occupancy: 150 SF/person

    Hot water boiler system, including hot water pump(s), water treatment and all necessary piping specialties, serving one riser extending from the roof to the lower floor. Supply and return valves to be located on each floor for future connection to hot water piping loop if required. Piping loops on each floor are not included.

    Auxiliary cooling is not included.

    Domestic cold water main branch piping to each floor near the stair for future break rooms.

    Fire alarm system: Building is fully sprinklered and monitored including the PIV as required by Code. Life safety system distribution (smoke detectors, annunciators, strobes, etc) as required by Code for core and common areas. Each floor is designated as one smoke zone. Fire alarm to be expandable.

    Building telephone MPOE shall be separate from Main Electrical Room. Roof pad to allow for future 24hr cooling tenant requirement and stacked IDF closets shall be included per Code. Phone systems, switching equipment, connections etc., are not included.

    Elevators (quantity and size to meet code) shall be machine room less elevators with call buttons to meet ADA and fire code requirements. Pit ladder(s), separation screens, sill angles, guide rails and separation beams will be installed, if required, in shaft. Elevator vestibule walls will be fire taped for tenant improvement. Flooring on upper level vestibule to be provided by T.I. Excludes build out of main lobby and upper elevator lobbies. Standard elevator cab finish will be provided. Upgrades if required by Tenant.

    Emergency power; An inverter will be provided for the Building to power exterior egress lighting. All interior egress lights to be powered by self-contained emergency battery packs.

    Tenant generator provisions; Provisions will be made at exterior utility enclosure for a 500kW generator for the Building. Provisions to include underground conduits for power, control and parasitic connections. Balance of work to be NIC.

    All core walls will be constructed with metal stud framing and drywall assembly with fire rating in compliance to construction type. Wall facing Tenant space will be fire taped.

SCHEDULE 1A TO
EXHIBIT B

EXHIBIT C

COLEMAN HIGHLINE

NOTICE OF LEASE TERM DATES

To: ________________________
    ________________________________
    ________________________________
    ________________________________

Re: Office Lease dated _________________, 20____ between _____________________, a _________________("Landlord"), and ________________ a ____________________ ("Tenant") concerning Suite _________________ on floor(s) _______________ of the office building located at

Gentlemen:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

  The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on ______________________.

  Rent commenced to accrue on ___________________, in the amount of ________________.

  If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

  Your rent checks should be made payable to _______________ at ___________.

"Landlord":

_______________________________
a ________________________________

By: ________________________
Its: ____________________________

Agreed to and Accepted as
of ____________, 20____.

"Tenant":

______________________
a ___________________________

By: ______________________
Its: ___________________________

EXHIBIT D

COLEMAN HIGHLINE

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

  Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant.

  Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Premises. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

  The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

  No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

  The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

  Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.

  Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any hazardous material or substance used or kept on the Premises.

  Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

  Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

  Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

  Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

  Tenant must comply with applicable "NO-SMOKING" ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes

EXHIBIT D

  shall be extinguished only in ashtrays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Project, or (y) within two hundred feet (200') of the main entrance of the Building or the main entrance of any of the adjacent buildings, or (z) within seventy-five feet (75') of any other entryways into the Building.

  Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

  No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

  No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

  Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any heat producing equipment, and any equipment which uses flammable materials or gases in the Premises.

  Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

COLEMAN HIGHLINE

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of _________________, 20___ by and between _________________ as Landlord, and the undersigned as Tenant, for Premises on the _______________ floor(s) of the office building located at _________________, certifies as follows:

  Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

  The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _____________, and the Lease Term expires on ________________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

  Base Rent became payable on ______________.

  The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

  Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

  Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

  All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________________. The current monthly installment of Base Rent is $______________.

  To the undersigned's actual current knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

  No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

  As of the date hereof, to the undersigned's knowledge, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that Tenant has against Landlord.

  If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

  There are no actions pending against Tenant under the bankruptcy or similar laws of the United States or any state.

  Other than in compliance with all Applicable Laws and as identified in the Environmental Questionnaire, to the actual current knowledge of the undersigned, Tenant has not used or stored any Hazardous Materials in the Premises.

  To the undersigned's actual current knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

  Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ___________________ on the ________day of ____________, 200_.

EXHIBIT E

"Tenant":

_______________________,
a ___________________________

By: __________________________
Its: _______________________________

By: __________________________
Its: _______________________________

EXHIBIT E

EXHIBIT F

COLEMAN HIGHLINE

MARKET RENT DETERMINATION

When determining Market Rent, the following rules and instructions shall be followed.

  RELEVANT FACTORS. The "Market Rent," as used in this Lease, shall be equal to the annual rent per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the Option Term, provided that timing adjustments shall be made to reflect any changes in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the applicable Option Term, leasing non-sublease, non-encumbered space comparable in location and quality to the Premises containing a square footage comparable to that of the Premises for a term of five (5) years, in an arm's-length transaction, which comparable space is located in "Comparable Buildings" (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"). The terms of the Comparable Transactions shall be calculated as a "Net Equivalent Lease Rate" pursuant to the terms of this Exhibit F, and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, if any, (iii) operating expense and tax protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (v) any "Renewal Allowance," as defined herein below, to be provided by Landlord in connection with the Option Term as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the existing improvements, and (vi) all other monetary concessions (including the value of any signage), if any, being granted such tenants in connection with such Comparable Transactions. Notwithstanding any contrary provision hereof, in determining the Market Rent, no consideration shall be given to (A) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of improvements, or (B) any commission paid or not paid in connection with such Comparable Transaction. The Market Rent shall include adjustment of the stated size of the Premises based upon the standards of measurement utilized in the Comparable Transactions; provided, however, the size of the Premises shall, notwithstanding the foregoing, be at least equal to the greater of: (i) the square footages set forth in this Lease, and (ii) the square footage of the Premises determined pursuant to the standards of space measurement used in the Comparable Transactions.

  TENANT SECURITY. The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as an enhanced security deposit, a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants, and giving reasonable consideration to Tenant's prior performance history during the Lease Term).

  RENEWAL IMPROVEMENT ALLOWANCE. Notwithstanding anything to the contrary set forth in this Exhibit F, once the Market Rent for the Option Term is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises, (the total dollar value of such allowance shall be referred to herein as the "Renewal Allowance"), Landlord shall pay the Renewal Allowance to Tenant pursuant to a commercially reasonable disbursement procedure determined by Landlord and the terms of Article 8 of this Lease, and, as set forth in Section 5, below, of this Exhibit F, the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Tenant will receive payment of such Renewal Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.

  COMPARABLE BUILDINGS. For purposes of this Lease, the term "Comparable Buildings" shall mean the other buildings in the Project and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction), quality of construction, level of services and amenities, size and appearance, with similar access to public transit, and are located in downtown San Jose, the West Valley area of San Jose and the City of Santa Clara.

  METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. For purposes of this Section 5, the term "Comparable Transactions" shall include any proposed transactions with third parties for the First Offer Space (pursuant to Section 1.2 of this Lease). In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent and in order to evaluate the value of the Economic Terms (pursuant to Section 1.2 of this Lease), and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions. By taking this approach, a "Net Equivalent Lease Rate" for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions.

  5.1   The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent

EXHIBIT F

  with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

  5.2   Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

  5.3   The resultant net cash flow from the lease should then be discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.

  5.4   From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

  5.5   The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the "Net Equivalent Lease Rate" (or constant equivalent in general financial terms).

  USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a "NNN" lease rate applicable to each year of the Option Term.

EXHIBIT F

EXHIBIT G

COLEMAN HIGHLINE

HAZARDOUS MATERIALS

1.   Prohibitions. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant's employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's HazMat Agents") will produce, use, store or generate any Hazardous Materials, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Tenant shall deliver to Landlord an updated Environmental Questionnaire upon request. Landlord's prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord's sole discretion. Tenant shall not install or permit any underground storage tank on the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; and (ii) shall not engage in activities at the Premises that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises. For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls ("PCBs"), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Environmental Laws. The term "Hazardous Materials" for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a "hazardous material" under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

2.   Notices. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible, but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims". Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant's discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any Environmental Laws. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord's prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, "Environmental Laws" means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (A) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (B) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC § 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous

EXHIBIT G

Substance Account Act, California Health & Safety Code 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated. "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Laws.

3.   Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease Term and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Exhibit G, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises is remediated to the condition existing prior to such Release, all in accordance with the provisions and requirements of this Section 3. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Material to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Materials in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive. Tenant's obligations under this Section 3 shall not apply to Existing Hazardous Materials and any Landlord Hazardous Materials (as those terms are defined in Section 4.2 below).

4.   Indemnification.

4.1   In General. Without limiting in any way Tenant's obligations under any other provision of this Lease, but subject to Section 4.2 below, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise before, during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's HazMat Agents. The foregoing obligations of Tenant shall include, including without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith. It is the express intention of the parties to this Lease that Tenant assumes all such liabilities, and holds Landlord harmless from all such liabilities, associated with the environmental condition of the Premises, whether arising before or after the Lease Commencement Date.

4.2   Limitations. Notwithstanding anything in Section 4.1, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 4.1, above, shall not be applicable to claims based upon Hazardous Materials which (i) may exist in, on or about the Premises as of the date of this Lease ("Existing Hazardous Materials") or (ii) were brought onto the site by Landlord or any other Landlord Parties ("Landlord Hazardous Materials"), except, in each instance, to the extent that Tenant's construction activities and/or Tenant's other acts or omissions (including Tenant's failure to remove, remediate or otherwise treat or "Clean-up," as that term is defined in Section 9, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim.

5.   Pollution Legal Liability Environmental Insurance. Tenant shall obtain and maintain Pollution Legal Liability Environmental Insurance (i) from an insurance carrier with a rating of no less than A-X in Best's Insurance Guide, and (ii) providing commercially reasonable coverage and deductibles (to the extent available) with respect to (A) known and unknown pre-existing conditions; (B) unknown and later discovered conditions; (C) on-site and off-site third-party claims for bodily injury or property damage; and (D) legal defense expenses. The form of the Pollution Legal Liability Environmental Insurance policy shall be reasonably acceptable to Landlord. Landlord shall be named as an additional named insured on the Pollution Legal Liability Environmental Insurance policy by endorsement, and an endorsement shall be issued to the Pollution Legal Liability Environmental Insurance policy that provides the policy cannot be amended, modified, terminated or cancelled by the insured without the prior written consent of Landlord. Any new Pollution Legal Liability Environmental Insurance policy that Tenant obtains shall provide coverage for pollution conditions and unknown claims arising prior to the date such policy was issued (e.g., pre-existing conditions shall be covered).

6.   Compliance with Environmental Laws. Without limiting the generality of Tenant's obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits,

EXHIBIT G

licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant's use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant's activities involving Hazardous Materials and showing to Landlord's satisfaction compliance with all Environmental Laws and the terms of this Lease.

7.   Assurance of Performance.

7.1   Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform "Environmental Assessments," as that term is defined below, to ensure Tenant's compliance with the requirements of this Lease with respect to Hazardous Materials. For purposes of this Lease, "Environmental Assessment" means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the "all appropriate inquiries" requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment, including, without limitation: (A) an asbestos survey conducted according to the standards of the Asbestos Hazard Emergency Response Act protocol; (B) testing of any transformers on the Premises for PCBs; (C) testing for lead-based paints; (D) soil and groundwater sampling to measure the effect of any actual or suspected release or discharge of Hazardous Materials on the Premises; and (E) such other sampling and testing reasonably necessary to determine the environmental condition of the Premises.

7.2   Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Exhibit G, then all of the costs and expenses of such Environmental Assessment directly related to Tenant's failure shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

7.3   Other Matters. Each Environmental Assessment conducted by Landlord shall be conducted: (i) only after Landlord has provided to Tenant notice reasonably detailing the extent of Landlord's access requirement at least ten (10) days prior to the date of such Environmental Assessment; and (ii) in a manner reasonably designed to minimize the interruption of Tenant's use of the Premises. Tenant shall have the right to reasonably approve the timing of Landlord's entry onto the Premises in order to minimize the interruption of Tenant's use of the Premises. Landlord shall repair any damage caused by the performance of the Environmental Assessment, and shall restore the Premises to the condition existing immediately prior to the Environmental Assessment, unless response actions are required of Tenant pursuant to the provisions of this Lease based on the findings of the Environmental Assessment.

8.   Tenant's Obligations upon Surrender. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least thirty (30) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an Environmental Assessment of the Premises, which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint.

9.   Clean-up.

9.1   Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an "Environmental Report") shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Exhibit G, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the "Clean-up") of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord's written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises is restored to the conditions required by this Lease. Upon Landlord's approval of the Clean-up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean- up, or (b) with respect to any Clean- up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

9.2   No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

9.3   Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully

EXHIBIT G

comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean- up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises ("Closure Letter"). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

9.4   Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Exhibit G.

10.   Confidentiality. Unless compelled to do so by Applicable Laws, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any person or entity (other than Tenant's consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord ten (10) days' advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties' written agreement to be bound by the terms of this Exhibit G.

11.   Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant's activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

12.   Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

13   Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Exhibit G shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant's obligations under this Exhibit G have been completely performed and satisfied.

EXHIBIT G

SCHEDULE 1 TO EXHIBIT G

COLEMAN HIGHLINE

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name: __________________________________________________

Property Address: _________________________________________________________

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0   PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

2.0   HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1 Are any of the following materials handled on the Property?         Yes    ☐ No    ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2. If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3. Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

3.0   HAZARDOUS WASTES

Are hazardous wastes generated?         Yes    ☐ No    ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1   Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

SCHEDULE 1 TO
EXHIBIT G

3-2. List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable. Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?         Yes    ☐ No    ☐

3-5. If so, please describe.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

4.0   USTS/ASTS

4.1   Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or requiredfor planned operations (new tenants)?  &     Yes _________ No ___________

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note: The following are examples of leak detection / spill prevention measures: Integrity testing Inventory reconciliation Leak detection system Overfill spill protection Secondary containment Cathodic protection

4-2. Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3. Is the UST/AST registered and permitted with the appropriate regulatory agencies?         Yes    ☐ No    ☐
If so, please attach a copy of the required permits.

4-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?         Yes    ☐ No    ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6. For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?         Yes    ☐ No    ☐

For new tenants, are installations of this type required for the planned operations?         Yes    ☐ No    ☐

If yes to either question, please describe.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

SCHEDULE 1 TO
EXHIBIT G

5.0 ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0 REGULATORY

6-1. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?         Yes    ☐ No    ☐
If so, please attach a copy of this permit.

6-2. Has a Hazardous Materials Business Plan been developed for the site?         Yes    ☐ No    ☐
If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature: ___________________________

Name: _______________________________

Title: ______________________________

Date: ____________________________

Telephone: _______________________________

SCHEDULE 1 TO
EXHIBIT G

EXHIBIT H

COLEMAN HIGHLINE

FORM OF SNDA

(See following pages)

EXHIBIT H

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association
Commercial Real Estate (AU #2961)
1512 Eureka Road, 3rd Floor
Roseville, CA 95661

Attn: Jackie DeSimone
Loan No. 1015366

(Space Above For Recorder's Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,
ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease to Security Instrument)

THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made January 23, 2018 by and between Cap Phase I, LLC, a Delaware limited liability company, owner(s) of the real property hereinafter described ("Borrower" or "Landlord"), 8X8, INC., a Delaware corporation ("Tenant") and Wells Fargo Bank, National Association (collectively with its successors or assigns, "Lender").

R E C I T A L S

  Pursuant to the terms and provisions of an Office Lease dated January 23, 2018 ("Lease"), Borrower granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

  Borrower has executed that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing dated December 29, 2015 and recorded on December 29, 2015 as Document Number 23183228 in the County of Santa Clara, California ("Security Instrument") securing, among other things, that certain Promissory Note Secured by Deed of Trust dated December 29, 2015 ("Note") in the principal sum of Ninety Seven Million Three Hundred Fifty Thousand and No/100ths Dollars ($97,350,000.00), in favor of Lender ("Loan").

  As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

  Borrower and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Borrower and Tenant hereby agree for the benefit of Lender as follows:

1   SUBORDINATION. Borrower and Tenant hereby agree that:

1.1   Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2   Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.4   Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4   Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom

EXHIBIT H

Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5   Waiver, Relinquishment and Subordination. Subject to the terms of this Agreement, including Tenant's non-disturbance rights set forth in Section 6 below, Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2   ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Borrower in favor of Lender.

3   ESTOPPEL. Tenant acknowledges and represents that:

3.1   Entire Agreement. The Lease constitutes the entire agreement between Borrower and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2   No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: Tenant has prepaid the first monthly installment of Base Rent in the amount of $512,054.55;

3.3   No Default. To the best of Tenant's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4   Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no amendments, modifications or additions to the Lease, written or oral; and

3.5   No Broker Liens. Neither Tenant nor Borrower has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows: In connection with the execution of the Lease, Borrower's broker, CBRE, Inc., is entitled to a commission in the amount of $6.00 per rentable square foot of the Premises, and Tenant's broker, CBRE, Inc., is entitled to a commission in the amount of $15.00 per rentable square foot of the Premises, subject to certain terms and conditions as agreed by Borrower and Borrower's broker and by Tenant and Tenant's broker, respectively.

4   ADDITIONAL AGREEMENTS. Borrower and Tenant each covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:

4.1   Modification, Termination and Cancellation. Neither Tenant nor Landlord will consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Borrower in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent;

4.2   Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Borrower of any default by Borrower under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Borrower ; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence (but in no event more than ninety (90) days following the time that Landlord has under the Lease to cure or remedy the same);

4.3   No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease;

4.4   Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Borrower to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Borrower is in default under the Loan and/or the Security Instrument.

EXHIBIT H

5   ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Borrower's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

5.1   Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2   Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Borrower's interest in the Lease and giving written notice thereof to Tenant;

5.3   No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Borrower under the Lease, nor for the return of any sums which Tenant may have paid to Borrower under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Borrower to Lender; and

5.4   Subsequent Transfer. If Lender, by succeeding to the interest of Borrower under the Lease, should become obligated to perform the covenants of Borrower thereunder, then, upon any further transfer of Borrower's interest by Lender, all of such obligations shall terminate as to Lender.

5.5   Limitation on Lender's Liability. Tenant agrees to look solely to Lender's interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6   No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations, warranties or indemnities from Borrower, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord's title, landlord's authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

6   NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant acknowledges and agrees that a foreclosing Lender shall not have any liability for failure to comply with any construction- related obligations of Landlord, including, without limitation, any obligations under Exhibit B to the Lease, and Tenant's only recourse for a failure by such Lender to comply with construction-related obligations shall be lease termination or other remedies expressly provided for in the Lease. Notwithstanding the foregoing, in all events, Borrower shall remain liable to Tenant for any undisbursed Tenant Improvement Allowance (as defined in the Lease).

Tenant would not enter into the Lease without the non-disturbance rights set forth in this Section and its other rights under this Agreement.

7   MISCELLANEOUS.

7.1   Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Borrower under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Borrower or others.

7.2   NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

EXHIBIT H

Borrower:	Cap Phase I, LLC c/o Hunter Properties, Inc. 10121 Miller Avenue, Suite 200 Cupertino, CA 95014 Attention: Robert McMaster
Tenant:

If prior to Lease Commencement Date (as defined in the Lease):

8x8, Inc.
2125 O'Nel Drive
San Jose, CA 95131

Attention: Chief Financial Officer

If after Lease Commencement Date:

8x8, Inc.
1143 Coleman Avenue, Building 1
San Jose, CA 95110

Attention: Chief Financial Officer

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP 725 South Figueroa Street. Suite 2800 Los Angeles, CA 90017-5406 Attention: James M. Rishwain, Jr.
Lender:	Wells Fargo Bank, National Association Commercial Real Estate (AU #2961) 420 Montgomery Street, 6th Floor San Francisco, CA 94104 Attention: Sarah Spector Carroll Loan #: 1015366
With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 600 South 4th Street, 9th Floor MAC: N9300-091 Minneapolis, MN 55415 Attention: Disbursement Administrator

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

7.3   Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

7.4   Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

7.5   Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6   Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

[Remainder of page intentionally left blank]

EXHIBIT H

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

"BORROWER"

CAP PHASE I, LLC,
a Delaware limited liability company

By: ____________________________________
Derek K. Hunter, Jr., President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of County of	_________________________________ _________________________________	) ) )

On _____________________ before me, _________________________________________________, Notary Public, personally appeared _____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________________________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature ______________________________________                     (Seal)
                    Signature of Notary Public

EXHIBIT H

"TENANT"

8X8, INC.,
a Delaware corporation

By: _____________________
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of County of	_________________________________ _________________________________	) ) )

On _____________________ before me, _________________________________________________, Notary Public, personally appeared _____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________________________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature ______________________________________                     (Seal)
                    Signature of Notary Public

EXHIBIT H

"LENDER"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: __________________
Sarah Spector Carroll
Vice President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of County of	_________________________________ _________________________________	) ) )

On _____________________ before me, _________________________________________________, Notary Public, personally appeared _____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________________________________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature ______________________________________                     (Seal)
                    Signature of Notary Public

EXHIBIT H

Exhibit A Legal
Description

EXHIBIT A - DESCRIPTION OF PROPERTY

Exhibit A to Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing by CAP PHASE 1, LLC, a Delaware limited liability company ("**Trustor**"), in favor of AMERICAN SECURITIES COMPANY, a California corporation ("**Trustee**"), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, "**Beneficiary**") dated as of December 29, 2015.

All that certain real property located in the County of Santa Clara, City of San Jose, State of California, described as follows:

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE: (Lot 1)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of said Adjusted Parcel B, said corner being on the Southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.46 feet to the Point of Beginning;

Thence continuing along said general Northwesterly line of said Grant Deed the following four courses:

South 32° 25' 10" West 914.47 feet to the beginning of a non-tangent curve to the right, concave Southwesterly, having a radius of 790.00 feet, a radial line to said curve bears North 46° 30' 54" East;

Along said curve through a central angle of 8° 56' 30", an arc length of 123.29 feet;

South 34° 32' 36" East 137.61 feet to the beginning of a tangent curve to the left, concave Northeasterly, having a radius of 810.00 feet;

Along said curve through a central angle of 19° 32' 12", an arc length of 276.19 feet to the Southwesterly line of said Adjusted Parcel B;

Thence along said Southwesterly line of Adjusted Parcel B, North 57° 34' 50" West 830.92 feet to the most Westerly corner of said Adjusted Parcel B;

Thence along the Northwesterly line of said Adjusted Parcel B, North 32° 25' 10" East 265.72 feet to a point being 817.36 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Exhibit A to Construction Deed of Trust

EXHIBIT H

Thence parallel with said Southwesterly line of Coleman Avenue, South 57° 34' 50" East 255.23 feet to the beginning of a tangent curve to the left, concave Northerly, having a radius of 40.00 feet;

Thence along said curve through a central angle of 90° 00' 00", an arc length of 62.83 feet to a point being 637.79 feet distant northwesterly, measured at a right angle, from the Southeasterly line of said Adjusted Parcel B;

Thence parallel with said Southeasterly line of Adjusted Parcel B, North 32° 25' 10" East 735.36 feet to the beginning of a tangent curve to the right, concave Southerly, having a radius of 30.00 feet;

Thence along said curve through a central angle of 79° 57' 34", an arc length of 41.87 feet to the Point of Beginning.

PARCEL TWO: (Lot 2)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of said Adjusted Parcel B, said corner being on the Southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 144.77 feet to the Point of Beginning, said point being a point of cusp, said point also being the beginning of a tangent curve to the right, concave westerly, having a radius of 30.00 feet;

Thence along said curve through a central angle of 90° 00' 00", an arc length of 47.12 feet to a point being 727.79 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 319.94 feet to appoint being 361.94 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 92.13 feet to a point being 819.92 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, North 32° 25' 10" East 349.94 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, South 57° 34' 50" East 62.13 feet to the Point of Beginning.

EXHIBIT H

PARCEL THREE: (Lot 3)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County and a portion of Parcel One as described in the Grant Deed recorded on January 19, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of said Adjusted Parcel B, said corner being on the Southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 144.77 feet to a point of cusp, said point being also the beginning of a tangent curve to the right, concave westerly, having a radius of 30.00 feet;

Thence along said curve through a central angle of 90° 00' 00", an arc length of 47.12 feet to a point being 727.79 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 319.94 feet to the Point of Beginning, said point being 361.94 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 309.42 feet to a point being 1,037.21 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 163.92 feet to a point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34' 50" East 309.42 feet to a point being 727.79 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, North 32° 25' 10" East 163.92 feet to the Point of Beginning.

PARCEL FOUR: (Lot 4)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County and a portion of Parcel One as described in the Grant Deed recorded on January 19, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

EXHIBIT H

Commencing at the most easterly corner of said Adjusted Parcel B, said corner being on the Southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 144.77 feet to a point of cusp, said point being also the beginning of a tangent curve to the right, concave westerly, having a radius of 30.00 feet;

Thence along said curve through a central angle of 90° 00' 00", an arc length of 47.12 feet to a point being 727.79 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 483.86 feet to the Point of Beginning, said point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 309.42 feet to a point being 1,037.21 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 230.50 feet to a point being 756.36 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34' 50" East 289.42 feet to the beginning of a tangent curve to the left, concave northerly, having a radius of 20.00 feet;

Thence along said curve through a central angle of 90° 00' 00", an arc length of 31.42 feet to a point being 727.79 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said Southeasterly line of Adjusted Parcel B, North 32° 25' 10" East 210.50 feet to the Point of Beginning.

PARCEL FIVE: (Lot 5)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County and a portion of Parcel One as described in the Grant Deed recorded on January 19, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of said Adjusted Parcel B, said corner being on the Southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

EXHIBIT H

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 206.90 feet to the Point of Beginning, said point being 1,037.21 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence continuing parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 217.29 feet, said point being 1,254.50 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 349.94 feet to a point being 361.94 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34' 50" East 217.29 feet to a point being 819.92 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, North 32° 25' 10" East 349.94 feet to the Point of Beginning.

PARCEL SIX: (Lot 6)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel One as described in the Grant Deed recorded on January 19, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 424.19 feet to the Point of Beginning, said point being 1,037.21 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

EXHIBIT H

Thence continuing parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 328.5 feet, said point being 1,365.71 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with the southeasterly line of said Adjusted Parcel B, South 32° 25' 10" West 513.86 feet to a point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57° 34' 50" East 328.50 feet to a point being 1,037.21 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with the southeasterly line of said Adjusted Parcel B, North 32° 25' 10" East 513.86 feet to the Point of Beginning.

PARCEL SEVEN: (Lot 7)

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being a portion of Parcel One as described in the Grant Deed recorded on January 19, 2011 as Document No. 21052358, Official Records of Santa Clara County, said property being more particularly described as follows:

Commencing at the most easterly corner of Adjusted Parcel B as described in the Lot Line Adjustment Permit recorded on June 22, 1999 as Document No. 14867793, Official Records of Santa Clara County, said corner being on the southwesterly line of Coleman Avenue, shown as "Proposed Coleman Ave." on the Record of Survey recorded on January 25, 1960 in Book 116 of Maps, at Page 18, Records of Santa Clara County;

Thence along the Northeasterly line of said Adjusted Parcel B, also being said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 613.02 feet to the most Northerly corner of the property described in the Grant Deed recorded on November 14, 2012 as Document No. 21950036, Official Records of Santa Clara County;

Thence along the general Northwesterly line of said Grant Deed, South 32° 25' 10" West 12.00 feet to a point being 12.00 feet distant southwesterly, measured at a right angle, from said Southwesterly line of Coleman Avenue;

Thence parallel with said Southwesterly line of Coleman Avenue, North 57° 34' 50" West 424.19 feet to the Point of Beginning, said point being 1,037.21 feet distant northwesterly, measured at a right angle, from the southeasterly line of said Adjusted Parcel B;

Thence parallel with the southeasterly line of said Adjusted Parcel B, South 32° 25' 10" West 513.86 feet to the Point of Beginning, said point being 525.86 feet distant southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue.

Thence parallel with said southwesterly line of Coleman Avenue, North 57° 34' 50" West 328.50 feet to a point being 1,365.71 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

Thence parallel with said southeasterly line of Adjusted Parcel B, South 32° 25' 10" West 230.50 feet to a point being distant 756.36 feet southwesterly, measured at a right angle, from said southwesterly line of Coleman Avenue;

Thence parallel with said southwesterly line of Coleman Avenue, South 57°34' 50" East 328.50 feet to a point being 1,037.21 feet distant northwesterly, measured at a right angle, from said southeasterly line of Adjusted Parcel B;

EXHIBIT H

EXHIBIT H

EXHIBIT H

EXHIBIT I

COLEMAN HIGHLINE

LOCATIONS OF TENANT'S SIGNAGE

COLEMAN HIGHLINE
1143
8x8
1155
TENANT NAME
TENANT NAME

3D View

Push thru halo lit project logo and address numbers. White push thru acrylic w/brushed metal laminate face.

(M3)

Painted aluminum plant on bars.

(P2)

Painted 1/2" aluminum tenant sign panels w/ push thru halo lit letters/logos.

(P2) (M4)

Corten panel wrap over internal aluminum framework.

(M2)

In ground up light

5'-10"
4'-10"
COLEMAN HIGHLINE
1143
8x8
1155
TENANT NAME
TENANT NAME
1'-9"
5"
2'-11"
5"
1/2"
2'-11"
11'-8"
12'-0"

Face

4"
1/2"
1/2"

Painted 1/2" aluminum back frame

(P2)

Side

ROSS+LUTHIN CREATIVE
707.578.7389
creative@rossluthin.com
848 Third Street, Studio B
Santa Rosa CA 95404

Client	DEVCON
Project	COLEMAN HIGHLINE Exterior Signage
Phase	☐ Planning ☐ Conceptual Design ■ Design Devel. 90% ☐ City Submittal
Revision	01/22/18
Scale	1/2"=1'-0"
Title	MID-1 Project Monument w/ Tenant Names
Page	1.0

COLEMAN HIGHLINE
8x8
1155
TENANT NAME
TENANT NAME

3D View

46 3/4"
38 3/4"
Push thru halo lit project logo and address numbers. White push thru acrylic w/brushed metal laminate face.
M3
Painted aluminum plant on bars.
P2
Painted 1/2" aluminum tenant sign panels w/ push thru halo lit letters/logos.
P2
M4
Corten panel wrap over internal aluminum framework.
M2
In ground up light
COLEMAN HIGHLINE
1143
8x8
1155
TENANT NAME
TENANT NAME
14"
6 1/4"
24"
3 1/4"
1/2"
7'-9 3/8"
8'-0"

Face

4"
Painted 1/2" aluminum back frame
P2

Side

ROSS+LUTHIN CREATIVE
707.578.7569
creative@rossluthin.com
848 Third Street, Studio B
Santa Rosa CA 95404

Client: DEVCON

Project: COLEMAN HIGHLINE
Exterior Signage

Phase:
- ☐ Planning
- ☐ Conceptual Design
- ■ Design Devel. 90%
- ☐ City Submittal

Revision: 01.22.18

Scale: 3/4"=1'-0"

Title: **MID-2**
Secondary Monument w/ Tenant Names

Page: **2.0**

EXHIBIT I

638'
COLEMAN AVENUE
25'
10'-0"
22'-6"
MID-1 | 2
AMENITY BUILDING
BUILDING 1
RETAIL
RETAIL
HIGHLINE DRIVE
HIGHLINE DRIVE
EARTHQUAKE WAY
755'
3'-0"
3'-0"
3'-0"
3'-0"
FIELDS COURT
N

ROSS+LUTHIN CREATIVE
707.573.7359
creative@rossluthin.com
848 Third Street, Studio B
Santa Rosa CA 95404

Client: DEVCON

Project: COLEMAN HIGHLINE
1143 Coleman Avenue

Phase:
- ☐ Planning
- ☐ Conceptual Design
- ■ Design Development
- ☐ City Submittal

Revision: 01.22.18

Scale: 1"=60'

Title: **Sign Locations**
Site

Page: **SL.1**

EXHIBIT I

EXHIBIT J

COLEMAN HIGHLINE

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank
acceptable to the Landlord)
FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE: ________________________
EXPIRATION DATE: __________________ AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. IN YOUR

FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON (Expiration Date) AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

  THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

  BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S.

EXHIBIT J

BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE,

MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS. ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF (120 days from the

Lease Expiration Date) .

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ."

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time - (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS

EXHIBIT J

LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number - ( ) - ], ATTENTION:

[Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number - ( ) - ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND

PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT,

(Expiration Date) .

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,
(Name of Issuing Bank)

By: ___________________________

EXHIBIT J

EXHIBIT J-1

COLEMAN HIGHLINE

FORM OF INITIAL LETTER OF CREDIT

Wells Fargo Bank, N.A.
U.S. Trade Services
Standby Letters of Credit
794 Davis Street, 2nd Floor
MAC A0283-023,
San Leandro, CA 94577-6922
Phone: 1(800) 776-3862 Option 2
E-Mail: sblc-new@wellsfargo.com

THIS SAMPLE WORDING IS PRESENTED WITHOUT ANY RESPONSIBILITY ON OUR PART. THIS PROFORMA IS PROVIDED TO YOU AT YOUR REQUEST ONLY AS SUGGESTED WORDING FOR THE LETTER OF CREDIT. PLEASE NOTE THAT THE LETTER OF CREDIT IS IN DRAFT FORM ONLY AND REMAINS UNISSUED AND IS NOT AN ENFORCEABLE INSTRUMENT.

APPLICANT(S) HEREBY AGREE WITH THE FORM AND WORDING OF THE FOLLOWING PROFORMA LETTER OF CREDIT, AND REQUEST THAT WELLS FARGO BANK, N.A. ISSUE THE LETTER OF CREDIT WITH SUCH FORM AND WORDING. IF THERE ARE MULTIPLE APPLICANTS FOR THE LETTER OF CREDIT, THE SIGNATURE OF ONE APPLICANT DENOTES APPROVAL BY ALL APPLICANTS AND BINDS ALL APPLICANTS.

BY: ______________________________

NAME AND TITLE:

THIS PROFORMA LETTER OF CREDIT IS AN INTEGRAL PART OF THE APPLICATION AND AGREEMENT FOR THE ISSUANCE OF THE LETTER OF CREDIT. THE LETTER OF CREDIT CANNOT BE ISSUED UNTIL THE PROFORMA LETTER OF CREDIT IS RETURNED TO US WITH THE APPLICANT'S SIGNATURE ABOVE.

Irrevocable Standby Letter Of Credit

Number : IS000028148U
Issue Date : January 22, 2018

ProForma

BENEFICIARY	APPLICANT
CAP PHASE I, LLC C/O HUNTER PROPERTIES, INC 1012 MILLER AVENUE, SUITE 200 ATTN: ROBERT MCMASTER CUPERTINO, CALIFORNIA 95014	8X8, INC. 2125 O'NEL DRIVE SAN JOSE, CALIFORNIA 95131

LETTER OF CREDIT ISSUE AMOUNT USD 8,100,000.00 EXPIRY DATE JANUARY 22, 2019

LADIES AND GENTLEMEN:

AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT, WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR IN THE AMOUNT OF USD EIGHT MILLION ONE HUNDRED THOUSAND AND NO/100 (USD8100000.00) AVAILABLE WITH US AT OUR ABOVE OFFICE BY PAYMENT AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS:

1. A DRAFT DRAWN ON US AT SIGHT MARKED "DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER

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EXHIBIT J-1

OF CREDIT NO. IS000028148U."

2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

3. BENEFICIARY'S SIGNED AND DATED STATEMENT WORDED AS ONE OF THE FOLLOWING:

"THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. IS000028148U CERTIFIES THAT THE AMOUNT OF THE DRAFT ACCOMPANYING THIS STATEMENT REPRESENTS THE AMOUNT DUE TO BENEFICIARY EITHER (1) PURSUANT TO AND IN CONNECTION WITH THAT CERTAIN LEASE DATED (INSERT DATE) BETWEEN BENEFICIARY, AS LANDORD, AND APPLICANT, AS TENANT (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED, THE "LEASE"), OR (2) AS A RESULT OF THE TERMINATION OF SUCH LEASE."

OR

"THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. IS000028148U, HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF STANDBY LETTER OF CREDIT NO. IS000028148U AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN LEASE DATED (INSERT LEASE DATE) (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

Pro Forma

OR

"THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. IS000028148U, HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. IS000028148U AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN LEASE DATED (INSERT LEASE DATE) (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. IS000028148U, HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. IS000028148U AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN LEASE DATED (INSERT LEASE DATE) (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED, THE "LEASE") UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

THIS LETTER OF CREDIT EXPIRES AT OUR ABOVE OFFICE ON 01/22/2019. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT SUCH EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT WRITTEN AMENDMENT, FOR ONE YEAR PERIODS TO JANUARY 22 IN EACH SUCCEEDING CALENDAR YEAR, UNLESS AT LEAST 60 CALENDAR DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND WRITTEN NOTICE TO YOU AT YOUR ADDRESS ABOVE BY OVERNIGHT COURIER OR REGISTERED MAIL THAT WE ELECT NOT TO EXTEND THE EXPIRATION DATE OF THIS LETTER OF CREDIT BEYOND THE DATE SPECIFIED IN SUCH NOTICE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND 04/30/2030 WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE. ANY REFERENCE TO A FINAL EXPIRATION DATE DOES NOT IMPLY THAT WE ARE OBLIGATED TO EXTEND THE EXPIRATION DATE BEYOND THE INITIAL OR ANY EXTENDED DATE THEREOF.

UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS

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LETTER OF CREDIT, YOU MAY ALSO DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE FOLLOWING DOCUMENTS TO US AT OUR ABOVE ADDRESS:

1. A DRAFT DRAWN ON US AT SIGHT MARKED "DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. IS000028148U."

2. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.

3. YOUR SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

"THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. IS000028148U, HEREBY CERTIFIES THAT BENEFICIARY HAS RECEIVED NOTIFICATION FROM WELLS FARGO BANK, N.A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED PAST ITS CURRENT EXPIRATION DATE. THE UNDERSIGNED FURTHER CERTIFIES THAT (I) AS OF THE DATE OF THIS STATEMENT, BENEFICIARY HAS NOT RECEIVED A LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO BENEFICIARY AS A REPLACEMENT; AND (II) APPLICANT HAS NOT BEEN RELEASED FROM ITS OBLIGATIONS."

ProForma

MULTIPLE AND PARTIAL DRAWING(S) ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH WELLS FARGO BANK, N.A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE'S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT'S ACCOUNT.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT [(INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT)] THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

WE HEREBY ENGAGE WITH YOU THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TOGETHER WITH THE DOCUMENTS SPECIFIED IN THIS LETTER OF CREDIT AT OUR OFFICE LOCATED AT 794 DAVIS STREET, 2ND FLOOR, SAN LEANDRO, CALIFORNIA 94577-6922, ATTENTION: US TRADE SERVICES - STANDBY LETTERS OF CREDIT ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE.

DRAWINGS MAY ALSO BE PRESENTED TO US BY FACSIMILE TRANSMISSION TO FACSIMILE NUMBER 844-879-5593 (EACH SUCH DRAWING, A "FAX DRAWING"); PROVIDED, HOWEVER, THAT A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX

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EXHIBIT J-1

DRAWING BY CALLING US AT TELEPHONE NUMBER 1-800-776-3862, OPTION 2. IF YOU PRESENT A FAX DRAWING UNDER THIS LETTER OF CREDIT YOU DO NOT NEED TO PRESENT THE ORIGINAL OF ANY DRAWING DOCUMENTS, AND IF WE RECEIVE ANY SUCH ORIGINAL DRAWING DOCUMENTS THEY WILL NOT BE EXAMINED BY US. IN THE EVENT OF A FULL OR FINAL DRAWING THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.

THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS.

CANCELLATION PRIOR TO EXPIRATION: YOU MAY RETURN THIS LETTER OF CREDIT TO US FOR CANCELLATION PRIOR TO ITS EXPIRATION PROVIDED THAT THIS LETTER OF CREDIT IS ACCOMPANIED BY YOUR WRITTEN AGREEMENT TO ITS CANCELLATION. SUCH WRITTEN AGREEMENT TO CANCELLATION SHOULD SPECIFICALLY REFERENCE THIS LETTER OF CREDIT BY NUMBER, CLEARLY INDICATE THAT IT IS BEING RETURNED FOR CANCELLATION AND BE SIGNED BY A PERSON IDENTIFYING THEMSELVES AS AUTHORIZED TO SIGN FOR YOU.

ProForma

IN THE EVENT THIS LETTER OF CREDIT IS STOLEN, LOST, MUTILATED OR DESTROYED, WE WILL ISSUE A REPLACEMENT LETTER OF CREDIT (MARKED AS SUCH) PROVIDED WE HAVE RECEIVED INDEMNITIES AND ASSURANCES FROM BENEFICIARY SATISFACTORY TO US WITH RESPECT TO THE ORIGINAL LETTER OF CREDIT AND OUR CUSTOMARY FEE.

Very Truly Yours,

WELLS FARGO BANK, N.A.

By: ______________________________

Authorized Signature

The original of the Letter of Credit contains an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to **Wells Fargo Bank, National Association,** Attn: U.S. Standby Trade Services

at either 794 Davis Street, 2nd Floor
MAC A0283-023,
San Leandro, CA 94577-6922

or 401 N. Research Pkwy, 1st Floor
MAC D4004-017,
WINSTON-SALEM, NC 27101-4157

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)

1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. EST to 5:00 p.m. EST)

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EXHIBIT J-1

EXHIBIT A

TRANSFER REQUEST OF WELLS FARGO BANK, N.A. IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: IS000028148U

TO: WELLS FARGO BANK, N.A. DATE:______________________________

U.S. TRADE SERVICES
STANDBY LETTER OF CREDIT DEPARTMENT
794 DAVIS STREET, 2ND FLOOR, MAC A0283-023
SAN LEANDRO, CALIFORNIA 94577-6922

U.S. TRADE SERVICES
STANDBY LETTER OF CREDIT DEPARTMENT
401 N. RESEARCH PKWY, MAC-D4004-017
WINSTON-SALEM, NORTH CAROLINA 27101

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE "TRANSFEROR") HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE "CREDIT") TO THE FOLLOWING TRANSFEREE (THE "TRANSFEREE"):

ProForma

____
NAME OF TRANSFEREE

____
ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR'S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON WELLS FARGO BANK, N.A.'S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

____
(TRANSFEROR'S NAME)

BY:______________________________________

PRINTED NAME:______________________________

TITLE:____________________________________

PHONE NUMBER:_____________________________

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EXHIBIT J-1

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR'S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

____

(BANK'S NAME)

BY:______________________________________

PRINTED NAME:______________________________

TITLE:_____________________________________

[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

ProForma

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EXHIBIT J-1

EXHIBIT K

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Pillsbury Winthrop Shaw Pittman LLP
725 South Figueroa Street, Suite 2800
Los Angeles, California 90017-5406
Attention: James M. Rishwain, Jr.

(SPACE ABOVE THIS LINE FOR RECORDER'S USE)

MEMORANDUM OF LEASE

This Memorandum of Lease ("Memorandum") is made and entered into as of January 23, 2018, for the purpose of recording, by and between CAP Phase 1, LLC, a Delaware limited liability company ("Landlord"), and 8X8, INC. a Delaware corporation ("Tenant").

  Defined Terms; Exhibits. All capitalized terms used in this Memorandum and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease (as defined below). All Exhibits referenced herein are attached hereto, and are incorporated herein by this reference.

  Premises; Building; Project. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, pursuant to the terms and conditions of that certain Office Lease dated as of January 23, 2018 (as amended, the "Lease"), those certain premises described in the Lease, consisting of a total of 162,557 rentable square feet of space (the "Premises"), depicted on Exhibit A attached to the Lease. The Premises consists of the entirety of that certain building located at 1143 Coleman Avenue, San Jose, California (the "Building"). The Building is located on the land legally described on Exhibit A to this Memorandum.

  Lease Term. The term of the Lease ("Lease Term") is for a period of approximately one hundred thirty-two (132) calendar months, starting on the Lease Commencement Date and ending one hundred thirty-two (132) calendar months thereafter, subject to adjustment as provided in the Lease. The Lease Commencement Date is expected to occur on or about January 1, 2019, subject to adjustment as provided in the Lease.

  Extension Options. Pursuant to the Lease, Landlord grants to Tenant one (1) option to extend the Lease Term for a period of five (5) years.

  Lease Incorporated. All the other terms, conditions and covenants of the Lease are incorporated herein by this reference. In the event of a conflict between the provisions of this Memorandum and the provisions of the Lease, the provisions of the Lease shall govern.

  Counterparts. This Memorandum may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement. This Memorandum is solely for notice and recording purposes and shall not be construed to alter, modify, expand, diminish or supplement the provisions of the Lease.

  Successors and Assigns. The terms, covenants and provisions of the Lease, the terms of which are hereby incorporated by reference into this Memorandum, shall extend to and be binding upon the respective executors, administrators, heirs, successors and assigns of Tenant and Landlord.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXHIBIT K

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be executed the day and date first above written.

"LANDLORD"

CAP Phase 1, LLC,
a Delaware limited liability company

By: Coleman Airport Partners, LLC,
California limited liability company Its: Sole Member

By: HS Airport, LLC,
California limited liability company
Its: Manager

By: /s/ Derek K. Hunter, Jr.
Name: Derek K. Hunter, Jr.
Its: Member

By: /s/ Edward D. Storm
Name: Edward D. Storm
Its: Member

"TENANT"

8X8, INC.
a Delaware corporation

By: /s/ Vikram Verma
Name: Vikram Verma
Its: Chief Executive Officer

By: /s/ Mary Ellen Genovese
Name: Mary Ellen Genovese
Its: Chief Executive Officer

EXHIBIT K

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of County of	_________________________________ _________________________________	) )

On , before me, ____________________________,

Notary Public, personally appeared                               (insert name of notary)                               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________________                     (Seal)

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of County of	_________________________________ _________________________________	) )

On , before me, ____________________________,

Notary Public, personally appeared                               (insert name of notary)                               , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________________                     (Seal)

EXHIBIT K

Exhibit A

Description of Real Property

[See Exhibit A to Lease]

EXHIBIT K

OFFICE LEASE

COLEMAN HIGHLINE

CAP PHASE 1, LLC,
a Delaware limited liability company, as Landlord,

and

8X8, INC.,

a Delaware corporation

as Tenant.

EXHIBITS

EXHIBIT A-1	SITE PLAN
EXHIBIT A-2	OUTLINE OF PREMISES
EXHIBIT B	TENANT WORK LETTER
SCHEDULE 1 TO EXHIBIT B	BASE BUILDING DESCRIPTION
EXHIBIT C	FORM OF NOTICE OF LEASE TERM DATES
EXHIBIT D	RULES AND REGULATIONS
EXHIBIT E	FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT F	MARKET RENT DETERMINATION
EXHIBIT G	HAZARDOUS MATERIALS SCHEDULE 1 TO EXHIBIT G
SCHEDULE 1 TO EXHIBIT G	ENVIRONMENTAL QUESTIONNAIRE EXHIBIT H
EXHIBIT H	FORM OF SNDA
EXHIBIT I	LOCATIONS OF TENANT'S SIGNAGE
EXHIBIT J	FORM OF LETTER OF CREDIT
EXHIBIT J-1	FORM OF INITIAL LETTER OF CREDIT
EXHIBIT K	FORM OF MEMORANDUM OF LEASE

(i)

Pages

Abatement Condition	9
Abatement Event	29
Abatement Event Termination Date	30
Abatement Event Termination Notice	30
Accountant	14
Additional Notice	5
Additional Rent	9
Advocate Arbitrators	7
Alterations	17
Amenities Building	4
Anticipated Costs	Exhibit B
Anticipated Over-Allowance Amount	Exhibit B
Applicable Laws	35
Approved Working Drawings	Exhibit B
Arbitration Agreement	7
Architect	Exhibit B
Audit Period	14
Available	4
Bank	30
Bank Credit Threat	30
Bank Prime Loan	35
Bankruptcy Code	30
Bank's Credit Rating Threshold	30
Base Building 17	Exhibit B
Base Building Description	Exhibit B
Base Rent	8
Base Rent Abatement	9
Base Rent Abatement Period	9
Base, Shell and Core	Exhibit B
BB HVAC System	15
Briefs	7
Brokers	39
BS/BS Exception	16
Building	3
Building 2	3
Building Structure	16
Building Systems	16
Casualty	21
Certificate of Substantial Completion	Exhibit B
Clean-up	Exhibit G
Closure Letter	Exhibit G
Code	Exhibit B
CofO	Exhibit B
Common Areas	3
Comparable Buildings	Exhibit F
Comparable Transactions	Exhibit F
Construction Drawings	Exhibit B
Construction Period	19
Contemplated Effective Date	24
Contract	Exhibit B
Contractor	Exhibit B
Control,	26
Controlled Account	33
Controlled Account Agreement	33
Controlled Account Deposit	33
Controlled Bank	33
Cost Pools	13
Deduction Cap	Exhibit B
Default Rate	35
Delay Notice	Exhibit B
Design Problem	Exhibit B
Direct Expenses	9
Early Access Premises	6
Early Termination Right	8
Economic Terms	4
Eligibility Period	29
Engineers	Exhibit B
Environmental Assessment	3

(ii)

Pages

Environmental Laws	Exhibit G
Environmental Permits	Exhibit G
Environmental Questionnaire	15
Environmental Report	Exhibit G
Estimate	13
Estimate Statement	13
Estimated Excess	13
EV Stations	37
Exercise Notice	6
Existing Hazardous Materials	Exhibit G
Expense Year	10
Final Retention	Exhibit B
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
First L-C Reduction Condition	33
First Offer Commencement Date	5
First Offer Lease	5
First Offer Notice.	4
First Offer Space	4
First Offer Term	5
First Reduction Date	32
Fitch	30
Fitness Center	4
Force Majeure	38
Governmental Approvals	34
Hazardous Materials	Exhibit G
Hazardous Materials Claims	Exhibit G
HVAC	15
Identification Requirements	40
Intention to Transfer Notice	24
Interest Notice	6
Landlord	Summary
Landlord Base Rent Abatement Acceleration Election	9
Landlord Hazardous Materials	Exhibit G
Landlord Minor Changes	Exhibit B
Landlord Parties	18, 19
Landlord Response Notice	6
Landlord's Option Rent Calculation	6
Landlord's Project Costs	19
Landlord's Warranty	3
L-C	30
L-C Amount	30
L-C Draw Event	30
L-C Expiration Date	30
L-C FDIC Replacement Notice	31
Lease	Summary
Lease Commencement Date	5
Lease Commencement Date Delay	Exhibit B
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	40
Mail	39
Market Rent	Exhibit F
Memorandum	37
Net Equivalent Lease Rate	Exhibit F
Neutral Arbitrator	7
New Offer Terms	5
Nine Month Period	25
Notices	38
number of days	Exhibit B
Objectionable Name	34
Operating Expenses	10
Option Rent	6
Option Term	6
Original Improvements	20
Original Tenant	4
Other Improvements	41
Outside Agreement Date	7
Over-Allowance Payments	Exhibit B
Overlap Period	30

(iii)

Pages

PCBs	Exhibit G
Percentage	Exhibit B
Permitted Transferee	25
Permitted Transferee Assignee	26
Premises	3
Project	3
Proposition 13	12
Release	Exhibit G
Renewal Allowance	Exhibit F
Renovations	40
Rent.	9
Request Notice	4
Right of First Offer	4
RSF	Summary
Rules and Regulations	15
Ruling	8
Second L-C Reduction Condition	33
Second Reduction Date	33
Security Deposit Laws	32
SNDA	28
Specialty Improvements	18
Statement	13
Stipulated Economic Terms	4
Subject Space	23
Substantial Completion of the Tenant Improvements	Exhibit B
Summary	Summary
Superior Leases	4
Superior Right Holders	4
Superior Rights	4
Tangible Net Book Value	26
Tax Expenses	12
Tenant	Summary
Tenant Base Rent Abatement Acceleration Election	9
Tenant Damage	3
Tenant HVAC System	15
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvement Allowance Payments	Exhibit B
Tenant Improvements	Exhibit B
Tenant Improvements,	20
Tenant Minor Changes	Exhibit B
Tenant Parties	18
Tenant Work Letter	3
Tenant's Agents	Exhibit B
Tenant's First Offer Exercise Notice	5
Tenant's HazMat Agents	Exhibit G
Tenant's Initial Statement	7
Tenant's Lenders	26
Tenant's Occupants	26
Tenant's Option Rent Calculation	6
Tenant's Share	9
Tenant's Signage	34
Termination Exercise Notice	8
Termination Exercise Period	8
Termination Fee	8
Third Party Lease.	5
Transfer Notice	23
Transfer Premium	24
Transferee	23
Transfers	23
Underlying Documents	10
Unusable Area	29

(iv)